UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Flagstar Financial, Inc.
(Name of Registrant as specified in its Charter)
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2025

Proxy Statement and Notice of Annual Meeting of Shareholders

Flagstar Financial, Inc.

MEETING DATE
June 4, 2025

Letter to Our Shareholders
April 25, 2025
DEAR SHAREHOLDERS:
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Flagstar Financial, Inc. (the “Company”), the holding company for Flagstar Bank, N.A. The Annual Meeting will be held in a “virtual” format through a live webcast on June 4, 2025, at 10:00 a.m. Eastern Daylight Time. You will be able to attend the Annual Meeting, vote, and submit questions by visiting www.virtualshareholdermeeting.com/FLG2025.
Since early 2024, our Executive Leadership team and Board of Directors have focused on several strategic actions designed to return the organization to growth and profitability, including enhancing the leadership team, adding industry-leading talent, increasing capital levels, improving our liquidity and funding profile, enhancing risk management and asset quality of the commercial real estate portfolio, and enhancing the safety and soundness of our operations. We made tremendous progress in each of these areas over the past year, accomplishing a great deal in a relatively short period.
We meaningfully strengthened the Company’s credit, risk, compliance, internal audit, IT, and finance functions. In addition, as part of our strategy to diversify our business mix and reduce our reliance on commercial real estate lending, we are making substantial investments in our commercial and corporate banking business. To date, we have added 75 teammates and plan to add 80 to 90 new hires over the remainder of 2025. These new teammates have already made an impact having originated $1 billion in new commitments and funded $770 million in new loans during the first quarter of 2025.
In March 2024, we successfully completed a $1.05 billion capital raise. During the second half of 2024, we further increased our capital levels through the sale of several non-core businesses and assets – the mortgage warehouse business and the mortgage servicing/sub-servicing and third-party origination businesses and the mortgage servicing rights asset – the former also enhanced our liquidity position. Collectively, these actions increased our Common Equity Tier 1 capital ratio to 11.83%, a 280-basis point improvement compared to where we ended the prior year, ranking the Company in the top quartile among our peers. Even though we made the decision to exit these two mortgage verticals, we remain committed to the mortgage business, through our distributed retail and direct to consumer origination channels and in the Private Bank, where we recently introduced a new mortgage product for high-net worth clients.
We ended 2024 with strong liquidity of $29.9 billion. During the course of the year, we reduced wholesale borrowings by almost $7 billion or 34% and brokered CDs by nearly $3 billion. Since both of these funding sources are more expensive than traditional core deposits, the reduction should also help our net interest margin going forward.
In last year’s letter, I stated that we implemented a number of initiatives to proactively address the credit issues in our commercial real estate portfolio, including conducting a deep dive into the multi-family and office portfolios. We completed our review of these portfolios by the end of the year, proactively de-risking the multi-family and office portfolios through significant charge-offs of nearly $1 billion, $3.5 billion of par payoffs, and strategic loan sales. As a result, multi-family loans declined $3.2 billion or 9% over the course of the year while commercial real estate loans declined $1.8 billion or 17%. At the same time, we increased our total allowance for credit losses to $1.2 billion or 1.76% of total loans.
Significantly, at the end of last year, we introduced our 2025 – 2027 Strategic Plan, which at its core, articulates three Enterprise Strategic Goals:
•	Enterprise Goal 1 – Transform Flagstar Bank into a top-tier performing, relationship-driven regional bank
•	Enterprise Goal 2 – Create a customer-centric culture that prioritizes valuable relationships
•	Enterprise Goal 3 – Establish an effective risk management mindset that supports safe and sound operations
Over the next three years as we strive to transform Flagstar Bank into a top-quartile performing regional bank, these three goals will serve as our north star. We feel that the Bank is on the right path and makes progress every quarter.
We are also on track to reach full-year profitability in 2026, and, as I said on our fourth-quarter 2024 earnings conference call, I believe that we will be profitable in the fourth-quarter of 2025. One of the lynch pins underlying our return to profitability is a $600 million or 23% annualized reduction in our operating expenses (excluding merger-related expenses and intangible amortization). These cost reductions are focused in five areas: compensation and benefits; real estate optimization; the outsourcing/offshoring of many of our back-office operations; additional vendor cost savings; and lower FDIC insurance expenses. We have already realized approximately 80% of these cost savings and expect to realize the remaining cost savings over the next several quarters.
Importantly, as we reduce costs, at the same time, we are investing across various businesses, including our corporate and commercial banking business and within risk management to ensure that risk-taking activities align with the Bank’s strategy and risk appetite. We are also investing in our IT and operations infrastructure. Recently, the Board of Directors approved a $90 million investment to modernize technology and operations in 2025. As part of this investment, we have made a strategic shift to a hybrid-managed services model. This approach leverages a combination of internal talent and the industry-leading capabilities of two global services providers to create the new Flagstar S2 Bank platform – Simple and Sophisticated. The new platform is being built to enable our market strategy, strengthen our brand, and provide faster delivery of modern products and services into our markets. Importantly, this shift creates the necessary technology and operations foundation to accelerate an improved employee and customer experience along with the development of modern capabilities to support the Strategic Plan.
Over the course of last year, I spent a great deal of time talking to our teammates and our customers, either through in-person townhalls, virtual meetings, retail branch visits, or through a number of meet and greets across the country. All the feedback received from these conversations was very valuable, but three things stood out. One, we have great teammates from three quality legacy organizations, who are dedicated and eager to serve their retail, business, and private banking customers; two, we have a loyal customer base which appreciates their relationship with the Bank; and three, we have one of the best regional banking franchises in the country, with strong footholds in the greater New York/New Jersey metropolitan region and in the upper Midwest, along with a significant presence in fast-growing markets in Florida and the West Coast. These three qualities will be essential in helping the organization transform into a well-diversified, high-performing regional bank.
On behalf of our Board of Directors and Executive Leadership team, I would like to express our thanks to our teammates, customers, and shareholders for your continued trust and support.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting, including with respect to the Company’s executive compensation, and other matters.

We encourage you to cast your vote by signing, dating, and returning the proxy card promptly, or by voting online or by telephone as instructed on the proxy card. As the holders of a majority of our common stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the Annual Meeting, we would appreciate your timely response.

Directors and officers of Flagstar Financial, Inc. and Flagstar Bank, N.A., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting and will be pleased to respond to any questions you may have.

Sincerely, Joseph M. Otting President and Chief Executive Officer

Meeting Notice
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
OF FLAGSTAR FINANCIAL, INC.
102 DUFFY AVENUE, HICKSVILLE, NEW YORK 11801

DATE AND TIME:	June 4, 2025, at 10:00 a.m., Eastern Daylight Time.

PLACE:	The 2025 Annual Meeting of Shareholders of Flagstar Financial, Inc. (the “Company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/FLG2025.

ITEMS OF BUSINESS:	1)	The election of three directors to three-year terms;
	2)	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025;
	3)	Approval, on a non-binding advisory basis, of the Company’s named executive officer compensation;
	4)	Such other matters as may properly come before the Annual Meeting or any adjournments thereof, including whether to adjourn the Annual Meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on April 7, 2025.

VOTING:
We urge you to participate in the meeting, either by attending and voting in person or by voting as promptly as possible by telephone, through the Internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Your vote is important, and we urge you to exercise your right to cast it.

MEETING ADMISSION:
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FLG2025, you must enter the control number found on the proxy card or voting instruction form you received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

2024 ANNUAL REPORT:	A copy of our 2024 Annual Report to Shareholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, accompanies this Notice and Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement, and the proxy card are first being made available or mailed to shareholders on or about April 25, 2025.

By Order of the Board of Directors,

Bao Nguyen
Senior Executive Vice President, General Counsel and Chief of Staff
Hicksville, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2025
The Company’s Notice of Annual Meeting, Proxy Statement, and 2024 Annual Report to Shareholders
are available, free of charge, at www.proxyvote.com.

1	PROXY STATEMENT SUMMARY
6	SHAREHOLDER OUTREACH AND RECENT INITIATIVES
7	CORPORATE RESPONSIBILITY
11	CORPORATE GOVERNANCE
	11	Director Independence
	12	Board Leadership Structure
	13	Board’s Role in Risk Oversight
	15	Other Governance Practices
	17	Board Committees
	22	Director Attendance at Annual Meetings
	22	Communication With The Board of Directors
	22	Procedures For Shareholders To Recommend Directors
	24	Information with Respect to Nominees, Continuing Directors, and Executive Officers
26	EXECUTIVE COMPENSATION AND RELATED INFORMATION
	26	Compensation Discussion and Analysis
	39	Compensation Committee Report
	40	Executive Compensation Tables
	48	Pay versus Performance

52	PROPOSAL 1: ELECTION OF DIRECTORS
	55	Director Qualifications and Business Experience
	64	Executive Officers Who are Not Directors and Their Business Experience
	66	Director Succession
	66	Director Compensation
	69	Transactions with Certain Related Persons
	70	Section 16(a) Beneficial Ownership Reporting Compliance
71	PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
74	PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
75	INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES
	80	Benefit Plan Voting
	81	Security Ownership of Certain Beneficial Owners
	82	Additional Information

Proxy Statement Summary
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the 2024 performance of Flagstar Financial, Inc. (the “Company”), please review our 2024 Annual Report on Form 10-K, which accompanies this proxy statement and can be found here: ir.flagstar.com/files/doc_financials/2024/ar/12-31-2024-10-K-Final.pdf.
VOTING MATTERS:

PROPOSAL	RECOMMENDATION OF THE BOARD:
Proposal 1 The election of three directors to three-year terms.	FOR ALL
Proposal 2 Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.	FOR
Proposal 3 Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation.	FOR

HIGHLIGHTS:
COMPANY PROFILE:
Flagstar Financial, Inc. (formerly known as New York Community Bancorp, Inc.) is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. In October 2024, the Company amended its Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws to change its corporate name to Flagstar Financial, Inc., which became effective on October 25, 2024. Along with the name change, the Company’s stock trading ticker symbol was changed to “FLG” effective at the open of business on October 28, 2024.
At the 2024 Annual Meeting of Shareholders, the Shareholders approved an additional amendment to the Amended and Restated Certificate of Incorporation to affect a reverse stock split of the Company’s Common Stock. The one-for-three reverse stock split became effective at 5:01 p.m. ET on July 11, 2024, and the Company’s common stock began trading on the New York Stock Exchange (“NYSE”) on a reverse split-adjusted basis as of the market open on July 12, 2024.
At December 31, 2024, the Company had $100.2 billion of assets, $69.2 billion of loans, deposits of $75.9 billion, and total stockholders’ equity of $8.2 billion. At year-end 2024, Flagstar Bank, N.A. operated over 420 branch locations across a ten-state footprint, including a significant presence in the Northeast and the Midwest, and locations in high growth markets in the Southeast and the West Coast. In addition, the Company has approximately 80 private banking teams located in 10 cities, in the metropolitan New York City region and on the West Coast, which serve the needs of high-net-worth individuals and their businesses.
EQUITY CAPITAL RAISE
On March 11, 2024, the Company announced the completion of a capital raise transaction (the “March 2024 capital raise”) resulting in individual investments aggregating to approximately $1.05 billion in the Company by (i) affiliates of funds managed by Liberty 77 Capital L.P. (the “Liberty Investors”), (ii) affiliates of funds managed by Hudson Bay Capital Management, LP (the “Hudson Bay Investors”), (iii) affiliates of funds managed by Reverence Capital Partners, L.P. (the “Reverence Investors”) and (iv) other investors.

2025 PROXY STATEMENT	1

The March 2024 capital raise and other changes adopted by the Company, including turnover within and reduction in the size of the Board of Directors (the “2024 Board Turnover”) and changes to the management team (including the CEO), allowed the Company to better focus on executing its strategy from a position of strength and repositioning itself as a regional bank. These changes allowed the Company to enhance its capital position, proactively manage its liquidity profile, enhance its focus on credit risk management, continue to reduce its concentrations in commercial real estate, continue to build upon regulatory and compliance focus, and continue to strengthen its management team. The new leadership team, with the support of the reconstituted Board, will continue to take actions that they deem advisable to execute upon and realize the opportunities provided by the March 2024 capital raise to improve earnings, profitability and drive enhanced value for shareholders.
In connection with the March 2024 capital raise, on or shortly after March 11, 2024, Thomas Cangemi, James Carpenter, Leslie Dunn, Lawrence Rosano Jr, Ronald Rosenfeld, Lawrence Savarese, David Treadwell and Robert Wann resigned as directors of the Board. Additionally, in February 2024, Toan C. Huynh and Hanif (Wally) Dahya resigned as directors of the Board. Four directors who were serving on the Board as of December 31, 2023, continued to serve on the Board: Alessandro P. DiNello, Marshall Lux, Peter Schoels, and Jennifer R. Whip. Additionally, in connection with the March 2024 capital raise, on or shortly after March 11, 2024, five new directors were appointed to the Board: Former Treasury Secretary Steven T. Mnuchin, Joseph M. Otting, Milton Berlinski, Allen C. Puwalski and Alan Frank. Peter Schoels resigned as a director effective October 25, 2024, and the Liberty Investors exercised their right to appoint a second director, which resulted in Brian R. Callanan’s appointment to the Board effective December 16, 2024.
2024 PERFORMANCE:
For the year ended 2024, the Company reported a net loss of $1,118 million compared to a net loss of $79 million for the year ended 2023. Net loss attributable to common stockholders for the year ended 2024 was $1,153 million or $3.49 per diluted share compared to a net loss attributable to common stockholders of $112 million or $0.49 per diluted share for the year ended 2023.
Both full-year 2024 and 2023 results included the impact of certain actions the Company took throughout 2024 and for 2023, including for 2023 those that were related mainly to the Signature transaction.

Common Equity Tier 1 Ratio
9.05%
11.83%
12/31/23
12/31/24

Multi-Family (excluding Co-op) Reduction
$35.2
$32.1
12/31/23
12/31/24

Allowance for Credit Losses % of Total Loans
1.17%
1.76%
12/31/23
12/31/24

CRE Reduction
$10.5
$8.7
12/31/23
12/31/24

•	On March 11, 2024, the Company completed a $1.05 billion capital raise.

2	2025 PROXY STATEMENT

•	Our CET1 capital ratio improved 280 basis points to 11.83% as a result of the March capital raise and the sale of several non-core businesses, placing the Company in the top quartile among our peers.
•	The Company ended the year with ample liquidity of $29.9 billion, representing 186% coverage on uninsured deposits.
•	The total Allowance for Credit Losses “(ACL”) increased to $1.2 billion at December 31, 2024, or 1.76% of total HFI loans compared to $992 million at December 31, 2023 or 1.17% of total HFI loans.
•
During 2024, the Company started to execute on its strategy to reduce its multi-family and commercial real estate loan (“CRE”) concentration. Multi-family loans decreased $3.2 billion or 9% compared to year-end 2023, while CRE loans declined $1.8 billion or 17%.

•	Wholesale borrowings declined nearly $7 billion or 34% compared to December 31, 2023.
•	Retail deposits increased $7.3 billion or 25% on a year-over-year basis, while Private Bank-related deposits rose $2.4 billion or 15% since first-quarter 2024.

2025 PROXY STATEMENT	3

EXECUTIVE COMPENSATION HIGHLIGHTS
•
2024 was a transitional year for the Company as a new senior leadership team worked toward the execution of the Company’s turnaround strategy. A critical step toward implementation of the strategy was the near total turnover of the Board with the addition of directors that have the experience necessary to provide a new direction for the Company. The new Compensation Committee implemented a compensation program that was designed to attract and retain key personnel and to ensure the alignment of key executives with the long-term interests of shareholders.

•
Consistent with his employment offer term sheet, Mr. Otting’s base salary was set at $1,250,000. Base salary levels for Mr. Otting’s direct reports at the senior executive vice president level were set at $700,000 and two continuing senior executives accepted a reduction in base pay to conform to the new structure.

•
The Company utilized long-term, equity-based compensation as an essential element of the management restructuring plan with key hires awarded significant stock option grants tied to extended vesting schedules. Messrs. Otting, Gifford, Nguyen and Raffetto received stock option grants in the form of inducement awards when they joined the Company and Messrs. Davis and Smith received stock option grants in lieu of participation in a program similar to the Company’s former performance share-based incentive program.

•
In recognition of the unique business imperatives faced by the Company in 2024, the Compensation Committee adopted a Company-wide incentive plan that focused on the attainment of specific operational goals including (i) improving regulatory compliance and risk management controls; (ii) bolstering management talent; (iii) achieving milestones along the path toward creating a diversified, high performing regional bank; and (iv) taking essential steps toward improving the Company’s capital and liquidity position, enhancing the quality of the Company’s financial reporting structure and achieving expense reductions. The Company made awards to Messrs. Otting, Davis, Nguyen, Raffetto and Smith at target and to Mr. Gifford, who transitioned from his Chief Financial Officer role in late 2024, at 67 percent of target.

GOVERNANCE HIGHLIGHTS
We are committed to maintaining the highest standards of corporate governance. Strong corporate governance practices will help us achieve our performance goals and maintain the trust and confidence of our shareholders and other constituents. In connection with the March 2024 capital raise, we made substantial changes to the Board to improve our corporate governance framework. Highlights of our current governance standards and policies framework include:
•
Our Board of Directors is comprised of individuals possessing a well-rounded variety of skills, knowledge, experience and perspectives and who bring diverse and specialized experience and perspectives on our business.

•	As part of the 2024 Board Turnover, our Board welcomed six new members to the Board.
•
The Board is committed to enhancing the Company’s corporate governance practices and recognizes that sound corporate governance practices are necessary to build the trust and confidence of shareholders and other stakeholders.

•
78% of our Board members satisfy NYSE independence standards (“Independent Directors”), and each of the Compensation, Audit, and Nominating and Corporate Governance Committees is comprised wholly of Independent Directors.

•	Our Lead Independent Director has significant governance responsibilities.
•	Our Bylaws provide for “proxy access,” allowing eligible shareholders to include their own nominees for director in the Company’s proxy materials.
•
Our Board Risk Assessment Committee, which meets the requirements for U.S. Bank Holding Companies under the Dodd-Frank Act’s Enhanced Prudential Standards, meets at least on a quarterly basis and oversees a robust and exacting enterprise risk management program.

4	2025 PROXY STATEMENT

COMMUNITY SUPPORT:
Service to our customers and the community is an important part of the Company’s and Bank’s culture. We support the communities we serve through lending, investments, services, and charitable giving, including the Flagstar Foundation, with the following notable highlights:
•	Bank employees in 2024 volunteered more than 8,500 hours of service to over 400 community organizations;
•	In 2024, the Bank and the Flagstar Foundation contributed over $10.1 million through grants, sponsorships, and community grass-roots initiatives;
•	The Bank donated to over 450 charitable organizations and employees volunteered at more than 2,000 community events during 2024.
•
The Flagstar Foundation awarded more than $3.4 million in grants during 2024 to 200 community organizations in Michigan, Indiana, Ohio, Florida, Arizona, New York, New Jersey, Wisconsin and California, aiding citizens in their communities through supporting charitable causes in workplace readiness, arts and culture, financial capability, tax preparation services, and disaster relief funds;

•	Between the Flagstar Gift, Flagstar New York and Flagstar Power-Up programs, the Bank provided $2.8 million in down payment assistance in 2024; and
•	The Bank made an aggregate total of 17 Community Development Loans for $96.5 million in 2024.

2025 PROXY STATEMENT	5

Shareholder Outreach and Recent Initiatives
Our management and Board value direct and transparent engagement with our shareholders and regularly seek opportunities to obtain feedback in connection with our governance, management compensation, and strategies. We embrace engagement as an important tenet of good governance, and we value the views of our shareholders and other stakeholders. We believe that positive dialogue builds informed relationships that promote transparency and accountability, allowing us to respond more fully to the interests of our shareholders as they adjust to evolving governance and compensation norms in our competitive industry.
Our shareholder outreach program consists of regular management dialogue with the investor community (the “Management Outreach Program”) and formal outreach by our independent Board members to institutional shareholders.
As part of our Management Outreach Program, senior members of our management team conduct extensive investor communications, including conferences, non-deal road shows (“NDRs”) and individual and group conference calls with portfolio managers and industry analysts. Each quarter’s earnings press release is thoroughly reviewed in open investor conference calls with broad participation and significant Q&A by the analyst community. Our senior management regularly makes themselves available for such communications across the United States, focusing on elements of our strategic plans, business results, credit quality, and capital, and other topics of interest to shareholders. We believe that management can strengthen its ability to lead the Company by constructively discussing our business and strategy in such settings.
As part of the Management Outreach Program for 2024, we met with shareholders or prospective shareholders at two industry conferences and conducted numerous individual conference calls with institutional investors. In total, management met with 169 investors from 90 discrete institutions in 2024.
The Board encourages our shareholders to participate in its outreach program. We typically reach out to invite participation by our top 25 institutional shareholders at each year end and participation levels vary year to year. For 2024, our shareholder outreach consisted mainly of various investor contact opportunities under the Management Outreach Program.
We value shareholder input, and we encourage you to share your opinions with us. You can do so by writing to us at the address on page 22 of this proxy statement. You can also provide feedback on our executive compensation program by contacting us through our Investor Relations Department (please visit our website www.flagstar.com) or through the other contacts identified on page 22 of this proxy statement.

6	2025 PROXY STATEMENT

Corporate Responsibility
As a responsible steward of financial services, the Company through its wholly owned subsidiary Flagstar Bank, has continued to further its strategy and approach to environmental, social, and governance matters and is committed to operating in a responsible, transparent, and sustainable manner. Our corporate responsibility strategy is focused on cultivating and promoting prosperity for our key stakeholders while sustaining and protecting the environment. We have been recognized for our leadership in this space, including over the past year:
•	America’s Greatest Workplaces for Parents & Families, Newsweek 2024;
•	Best for Vets Employer Military Times 2024;
•	Military Friendly Silver Employer 2024;
•	Member level in the Environmental Protection Agency’s ENERGY STAR Certification Nation; and
•	VETS Indexes Employer Award 2024.America’s Best Banks Forbes 2023;
Environmental
The Company’s sustainability foundation is built upon three pillars. These three pillars of our strategy each have climate and environmental related elements that assist in the transition to a more environmentally sustainable approach for our business and our stakeholders. Our three pillars include (i) reducing the environmental impact of our business; (ii) supporting a company culture which includes environmental sustainability; and (iii) developing sustainable products and services to meet customers' needs. As representative examples, in 2024 we further strengthened our environmental actions by:
•	Updating the Bank’s organization climate change scenario analysis;
•
Completing multiple LED retrofits through partnerships with our utilities and other providers as well as remote property monitoring projects in both our corporate and branch locations and initiating paperless projects, such as paperless services in our branches and digital business strategies;

•
Conducting energy efficiency improvements, such as heating, ventilation, and air conditioner (HVAC) upgrades, installing energy saving smart technology, and replacing and upgrading insulation at multiple Bank branches and headquarters;

•	Continuing paperless products and services throughout our product offerings, such as our Hybrid eClose Process, in our branches and further developing our digital business strategies;
•
Reducing and reusing electronic equipment where possible, including donating certain IT hardware to select non-for-profit organizations for education purposes and working with approved hardware disposition vendors to recycle IT equipment;

•	Replacing bottled water with water filtration systems at branch and corporate locations;
•	Certifying over 40 of the first green buildings for Flagstar Bank under Environmental Protection Agency (EPA) ENERGY STAR and garnering Member level under the Certification Nation program;
•	Purchasing the Bank’s first Renewable Energy Certificates (RECs), resulting in the retirement of 4,000 MWh worth of renewable energy;
•
Using innovative approaches and new tools, such as optical character recognition and dashboarding, to augment and integrate environmental sustainability data into the EPA’s ENERGY STAR Portfolio Manager for all of the properties within the Bank’s footprint;

2025 PROXY STATEMENT	7

•	Furthering an ISO aligned consolidated ESG Management System (EMS) to create one common approach, source, and repository for ESG information for the Bank;
•
Originating over $70 million in environmental sustainability related transactions in 2024, which supported the industries of renewable energy, waste management and recycling, and infrastructure to help fund the overall transition to a low-carbon-economy;

•
Expanding the impact of the company-wide Green Team in support of environmental sustainability, through the creation and utilization of a Property Sustainability Playbook, Earth Day and other community activities, and external partnerships through both donations and joint activities;

•	Furthering our membership and participation in environmentally focused trade and network groups, including the Department of Energy Better Buildings and Environmental Protection Agency’s ENERGY STAR;
•
Enhancing the disclosure and alignments in annual corporate responsibility reporting by including mapping to Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Disclosures (TCFD);

•	Expanding environmental sustainability reporting with first disclosures to CDP, DJSI, and FTSE;
•	Engaging and educating internally through the development of multiple internal educational messages and trainings around environmental sustainability; and
•	Purchasing office supply products that contain recycled content and looking for the ENERGY STAR label when purchasing eligible items.
Social
Flagstar is committed to fostering a workplace where all employees feel valued and supported. We believe that a variety of perspectives, experiences, and skills contributes to stronger teams and better business outcomes. By cultivating an environment of trust and respect, we empower our employees to contribute meaningfully and reach their full potential.
We believe in the importance of corporate philanthropy and giving back to the communities in which we operate. We support the communities we serve through lending, investments, services and charitable giving, including through the Flagstar Foundation. The Flagstar Foundation provides grants to nonprofit organizations and supports charitable causes that align with our corporate philanthropy priorities of arts and culture, workforce readiness, and financial capability within the communities we serve. Since its creation in 2017, the Flagstar Foundation has awarded more than $16.8 million in grants to 995 community organizations. In 2024, the Flagstar Foundation contributed over $3.4 million to nonprofit initiatives relating to workforce readiness, arts and culture, and financial capability. The Flagstar Foundation, together with contributions raised by our employees, has also supported our Employee Assistance Fund, with over $371,000 going to employees in need since we started the program in 2020. Throughout the year we highlighted community and employee engagement internally and externally via our social media channels.
In 2024, Flagstar Bank’s Community Reinvestment Act (“CRA”) program contributed more than $4.4 million to community organizations throughout the Bank’s footprint. The Bank’s approach aims to find sustainable solutions, with teammates volunteering their expertise and time in support of our communities. In 2024, Bank teammates volunteered more than 8,000 hours at community organizations, participating in more than 2,000 community events across the communities we serve. In addition, Flagstar Bank provides multiple down payment assistance programs, specialty (CRA-focused) mortgage programs that invest in our communities, and Federal Home Loan Grant programs. In its most recent review of the Bank’s community reinvestment activities, the Office of the Comptroller of the Currency, the Bank’s primary regulator, assigned the Bank a Satisfactory CRA rating.

8	2025 PROXY STATEMENT

Our Procurement strategy strives to increase our partnerships with qualified vendors that help us innovate, create value, and put us at a competitive business advantage. In 2024, the Bank maintained our support with national certifying and/or advocacy organizations to promote supplier development opportunities and increase overall economic impact.
We also continue to provide tools, resources, and support to promote teammates’ financial, emotional, and physical well-being.
Governance
Our leadership and Board of Directors oversee and advance our corporate responsibility strategy and initiatives. The Nominating and Corporate Governance Committee of the Board of Directors oversees many of the Company’s corporate responsibility activities, including reviewing policies and programs for corporate responsibility, sustainability, human rights, inclusion, and other corporate responsibility issues, as well as advising on engagement with external stakeholders. In 2024, Flagstar leveraged its Corporate Responsibility Management Committee together with communications, inclusion, sustainability, and governance working groups to provide oversight and support these areas.
The Risk Assessment Committee of the Board of Directors provides oversight of the Company’s independent risk management function and reviews the Company’s risk policies and frameworks, including environmental and social risks. In 2022, the Company completed its first Task Force on Climate-Related Financial Disclosures (“TCFD”) report, which summarizes the initial progress we have made towards our goal of appropriately incorporating climate risk identification management into our overall business strategy. A full copy of the TCFD report can be found on the Environmental page of the Company’s website, flagstar.com/about-flagstar/environmental. TCFD and other framework mapping has been included within the Company’s annual Corporate Responsibility Report. The TCFD report and other information on the Company’s website is not incorporated by reference into this proxy statement.
In 2024, the Company completed its second corporate responsibility materiality assessment survey with input from both internal and external stakeholders to help identify risks and opportunities for financial, environmental, social, and corporate governance.
Human Capital
As of December 31, 2024, our workforce included 7,369 teammates. We believe our teammates are among our most significant resources and our teammates are critical to our continued success. We focus significant attention on attracting and retaining talented and experienced individuals to manage and support our operations. We pay our teammates competitively and offer a broad range of benefits, which we believe are competitive with our industry peers and with other firms in the locations in which we do business. Our teammates receive salaries that are subject to annual review and periodic benchmarking. Our benefits program includes a 401(k) plan with an employer matching contribution, healthcare and other insurance benefits, flexible spending accounts, and paid time off. Many of our teammates are also eligible to participate in the Company’s equity award programs.
None of our teammates are represented by a collective bargaining agreement. We believe our teammate relations to be good.
Our management teams and all of our teammates are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our teammates must adhere to a code of conduct that sets standards for appropriate behavior and are required to complete annual training that focuses on preventing, identifying, reporting and stopping any type of unlawful discrimination.

2025 PROXY STATEMENT	9

The Company maintains an Ethics Report and Whistleblower Complaint (ERWC) Policy that encourages all teammates to bring forward complaints or concerns about our business practices, including human resources, regulatory compliance, and financial reporting or audit-related matters. We encourage all our teammates to make use of the EthicsPoint Hotline so we can promptly address their concerns and learn about issues that are important to the Company’s operations, performance, regulatory compliance, and strategic objectives. Employees can opt to raise any concerns anonymously if they choose.
In addition, management maintains a Culture and Conduct Task Force. The mission of the Task Force is to ensure that senior management is made aware of, and has the opportunity to opine on, key facets of the Company’s Ethics Program. Of primary focus is the data gathered within EthicsPoint, which helps identify key developments and trends that may impact the strength of the organization and culture, as well as its success with respect to operations, performance, regulatory compliance, and strategic objectives.

10	2025 PROXY STATEMENT

Corporate Governance
Our Board, as stewards of shareholder interests, is committed to maximizing long-term shareholder value creation and maintaining sound corporate governance principles consistent with current rules and best practices. Under the leadership of the Nominating and Corporate Governance Committee, we are concentrating significant efforts and resources on ensuring that our overall corporate governance practices serve the best interests of the Company, its shareholders, and its various other constituencies, focusing on the changing needs for financial institutions in the current operating and regulatory environment, and we have taken and continue to take into consideration the governance policies and practices of our peers.
Certain governance policies and practices in effect during 2024 included:
•	Majority of Independent Directors;
•	Majority Voting for Director Nominees;
•	Proxy Access for Shareholders;
•	Lead Independent Director;
•	Annual Board & Committee Evaluations;
•	Incentive Compensation Recoupment Policy (containing clawback provisions for Executive Compensation Programs);
•	Board Member and Executive Minimum Share Ownership;
•	Anti-Pledging and Hedging;
•	No Poison Pill;
•	Code of Professional Conduct for Directors, Officers, and Employees;
•	Code of Business Ethics for Senior Financial Officers;
•	Anti-Harassment and Anti-Retaliation Policies;
•	Employee Whistleblower Policy; and
•	Statement of Vendor Principles.
The Board-adopted Corporate Governance Guidelines are available on the corporate governance page of the Investor Relations portion of our website, ir.flagstar.com and are available in print to any shareholder who requests a copy. These guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.
DIRECTOR INDEPENDENCE
The Board has determined that seven of our nine directors are “independent” within the meaning of the rules of the NYSE: Milton Berlinski, Brian R. Callanan, Alan Frank, Marshall Lux, Steven T. Mnuchin, Allen C. Puwalski, and Jennifer R. Whip. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees is independent in accordance with the rules of the NYSE and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not only from the standpoint of the director, but also from that of persons or organizations with whom or which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.
In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the rules of the NYSE) with the Company. In making such a

2025 PROXY STATEMENT	11

determination, the Board considered (i) certain loan sale transactions between the Bank and affiliates of Reverence Capital Partners, L.P., for which Mr. Berlinski is a co-founder and managing partner, that were entered into following a competitive bid process, (ii) certain data migration and management services provided to the Bank by Mphasis, a software and technology solutions company for which Mr. Lux serves as a director; and (iii) loans previously made by the Bank to two organizations for which Ms. Whip serves as a director that have been paid in full and closed out as of the date of this proxy statement.
BOARD LEADERSHIP STRUCTURE
The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and Chief Executive Officer. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with the necessary flexibility to adjust to changed circumstances. On June 3, 2024, the Board named President and Chief Executive Officer, Joseph M. Otting, to the additional role of Executive Chairman of the Board of Directors of the Company and the Bank, effective as of June 5, 2024. The Board has determined that Mr. Otting’s additional appointment as Executive Chairman will better facilitate his ability, alongside the new senior executive leadership team, to continue to improve all aspects of the Company’s operations and executed on its strategic initiatives.
In the position of Lead Independent Director, Secretary Mnuchin helps to identify strategic priorities to be discussed by the Board, oversees the Board’s functioning, and ensures that the Board fulfills its stewardship role. The Lead Independent Director presides at all Board meetings at which the Chairman is not present, presides over periodic executive sessions of the Board in which management directors and other members of management do not participate, and is responsible for coordinating the annual self-evaluations of the members of the Board. Additionally, the Lead Independent Director is available for consultation and communication with shareholders as part of the Board’s shareholder outreach program. As a result, the Lead Independent Director provides a source of Board leadership complementary to, collaborative with, and independent of the leadership of the Chairman, President and Chief Executive Officer, which promotes best practices and high standards of corporate governance.
The President and Chief Executive Officer plays a central role in establishing and communicating the Company’s goals and strategies while also carrying out many critical leadership functions in our day-to-day operations. In this role, Mr. Otting is expected to meet and confer with Secretary Mnuchin and other members of the Board, whose expertise and counsel provide for a sound and effective governance framework. As Executive Chairman of the Board, Mr. Otting presides at all Board meetings, having no greater nor lesser vote on matters considered by the Board than any other director and sharing the fiduciary obligations of all our directors to serve the best interests of our shareholders.
Some of the respective duties and responsibilities of the Chairman and Lead Independent Director include:

Chairman of the Board:	• Calls Board and shareholder meetings • Presides at Board and shareholder meetings • Approves Board meeting schedules, agendas, and materials, subject to the approval of the Lead Independent Director
Lead Independent Director:
•
Presides at Board meetings in the Chairman’s absence or when otherwise appropriate
•
Acts as a liaison between Independent Directors and the President and Chief Executive Officer
•
Presides over executive sessions of Independent Directors
•
Engages and consults with major shareholders and other constituencies, where appropriate
•
Provides advice and guidance to the President and Chief Executive Officer on executing long-term strategy
•
Guides the annual performance review of the President and Chief Executive Officer
•
Advises the President and Chief Executive Officer of the Board’s information needs
•
Has the authority to call a Board meeting or a meeting of Independent Directors
•
Guides the self-assessments of the Board and Board Committees
•
Approves agendas and adds agenda items for Board meetings and meetings of Independent Directors

12	2025 PROXY STATEMENT

Committee Chairs – Except for the Chair of the Executive Committee, the Company’s Board Committee chairpersons are independent and are appointed annually by the Board. They approve agendas and materials for their respective committee meetings and serve as the liaisons between committee members and the Board and between committee members and senior management.
BOARD’S ROLE IN RISK OVERSIGHT
Risk Governance – Management of risk is important to the success of our operations and business strategies and our Board devotes significant attention to the oversight of risks inherent in our banking business, including, but not limited to, credit, interest rate, liquidity, price, operational, strategic, compliance and reputational risks.
The Board is expected to review key risks associated with the Company’s strategic plan annually and regularly throughout the year as part of its consideration of the strategic direction of the Company as well as regularly reviewing various risk management processes, reporting and reviewing risks associated with specific business units and corporate functions.
While the Board as a whole is responsible for risk management oversight, management is responsible for the day-to-day management of the risks faced by the Company. As part of our risk oversight processes, our Chief Risk Officer reports to the Board’s Risk Assessment Committee; the Chairman of the Risk Assessment Committee meets regularly with management to discuss the risks facing the Company and strategies to address these risks; and senior members of management attend Board meetings and are available to address questions or concerns raised by the Board and the Risk Assessment Committee on risk management and other matters.
In carrying out its responsibilities in this area, the Board has delegated important duties to its committees. The Board administers its risk oversight function primarily through the Risk Assessment Committee of the Board which meets jointly with the Risk Assessment Committee of the Board of Flagstar Bank, N.A., the Company’s principal banking subsidiary (together, the “Risk Committee”). The Chairman of the Risk Committee is independent, and the Nominating and Corporate Governance Committee of the Board has determined that the Chairman of the Risk Committee has the requisite risk experience for such position.
The Risk Committee has responsibility to oversee the Company’s enterprise risk management program and to ensure that risk is appropriately identified, measured, mitigated, monitored, and reported within approved governance structures. The Risk Committee meets approximately twice per quarter and receives reports from management, including the Chief Risk Officer, Chief Compliance Officer, Chief Information Security Officer (our “CISO”), Director of Credit Review, and other executives, regarding a variety of risk topics, including with respect to the status of risk exposures and controls within the core eight risk areas (credit, liquidity, interest rate, price, strategic, compliance, operational and reputational risk). Among its duties, the Risk Committee reviews with management Company policies regarding risk assessment and management of risks that may be material to the Company, the Company’s system of disclosure controls and system of internal controls over financial reporting, the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structures, and the Company’s compliance with legal and regulatory requirements.
The Risk Committee and the Boards of Directors of the Company and the Bank maintain a Board approved Risk Appetite Policy that identifies acceptable risk levels in respect of the core risk areas within their combined risk appetite and require the Chief Risk Officer and other members of management, as applicable, to report regularly regarding compliance with such risk appetite levels (also monitored as “Key Risk Indicators”), any breaches of such levels, and remediation of same. The Risk Committee requires that management, principally the Chief Risk Officer, promptly report to the Risk Committee on emerging material risks, control weaknesses, and risk limit breaches, which generally are all discussed at each meeting of the Risk Committee with in-depth discussion of more material items as they develop. For example, as limit breaches occur or are threatened, the Risk Committee requires that management provide greater depth and detail as to the nature, scope, and implications of such breaches or threatened breaches and proposed remediation plans. Additionally, the Risk Committee chairperson and members often confer separately with the Chief Risk Officer to discuss supervision of risk issues and controls, and the Risk Committee chairperson and Chief Risk Officer regularly report to the whole Boards on material risk issues as necessary or appropriate.

2025 PROXY STATEMENT	13

In addition to the Risk Committee, the Board’s other Committees, including the Technology Committee and Audit Committee, have other important risk oversight functions involving, among other things, ensuring the Company’s operations are maintained in accordance with the Board approved Risk Appetite Statement.
Information Security Risk – Our management devotes significant time and attention to protecting the information we maintain, including our customers’ sensitive information, and the Board of Directors requires regular reporting regarding our information security controls. Information security breaches and other cybersecurity events can lead to significant financial losses and reputational harm to a breached company, and information security, including cybersecurity, is a high priority for our Company.
The Risk Committee and Technology Committee are actively involved in oversight of the Company’s cybersecurity risks, remaining actively engaged in overseeing the Company’s processes for identifying, assessing, monitoring, and managing cybersecurity risk. Accordingly, we continue to develop policies and utilize technology to protect our information and that of our customers from cyberattacks or other corruption or loss. Our CISO is responsible for developing, implementing, and maintaining an effective information security program, which includes a multitude of techniques to secure our operations and proprietary information, such as the performance of risk assessments for the purpose of identifying and documenting risks and mitigating controls, network monitoring, access controls, and utilization of dedicated security personnel and consultation with third-party experts when necessary. The CISO provides regular and operational reports to the Risk Committee and the Technology Committee.
The information security program is subject to independent testing and relies upon industry standards, such as the Federal Financial Institutions Examination Council’s cybersecurity assessment framework, to gauge the program’s maturity level, and other evolving standards. The Board, directly and through the Risk and Technology Committees, actively oversees management’s efforts to maintain and enhance our cybersecurity practices, reviewing and approving information security policies and programs, including those relating to cybersecurity, security risk assessment, security strategies, disaster recovery, business continuity, and incident response plans. The CISO conducts training and awareness programs for the Board to ensure that the Board remains aware and informed of information security incidents and response plans.
Other Board Risk Management Functions – The Audit Committee serves a key role in managing our risk through oversight of the external and internal audit functions, which test the adequacy of internal controls and the financial reporting process. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues, and accounting and legal matters.
The Compensation Committee has responsibility for overseeing certain risks in the Company’s incentive compensation practices and has authority to conduct annual reviews of such compensation arrangements and practices to ensure that they do not encourage inappropriate risk-taking. The Compensation Committee also oversees succession planning for possible successors to the position of Chief Executive Officer and planning for other key senior management positions. The Compensation Committee receives regular reports concerning the Company’s incentive compensation programs and has concluded that the Company’s current compensation arrangements do not encourage inappropriate risk taking.
In performing their respective risk oversight functions, the Risk Assessment, Technology, Audit, and Compensation Committees of the Board each have full access to management in the Enterprise Risk Management, Information Security, and Internal Audit areas and in other first and second line functions within the Company, as well as the ability to engage advisors. Each committee reports to the full Board and works with all members of the Board to fulfill its risk oversight objectives. Key members of management maintain regular dialogue with members of our Board and regular reporting to the Board Committees, as well as the whole Board, regarding various operational, lending, financial, and other issues and actions.
The entire Board reviews and approves, on an annual basis, all significant policies that address risk within our consolidated organization, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. The Board monitors risk through, among other things, reports frequently received from management.

14	2025 PROXY STATEMENT

OTHER GOVERNANCE PRACTICES
Majority Voting in Director Elections – The Certificate of Incorporation requires that nominees for director in uncontested elections receive a majority of the votes cast in respect of their election as directors. If an election is uncontested, each of our director nominees has agreed to tender his or her irrevocable contingent resignation if he or she is not elected by a majority of votes cast by shareholders. The Nominating and Corporate Governance Committee will promptly consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. Our Board is expected to act on the Nominating and Corporate Governance Committee’s recommendation within ninety days of the applicable shareholder meeting and will then publicly disclose its decision.
No Shareholder Rights Plan – We do not have a shareholder rights plan and are not currently considering adopting one.
Corporate Governance Guidelines – Our Corporate Governance Guidelines formalize certain of the Company’s and the Board of Directors’ existing governance policies and practices with respect to Board membership; leadership; roles, procedures and practices; committees; and executive officer evaluations, compensation and succession, and also address the governance policies discussed below. The Corporate Governance Guidelines are available on the Company’s website (flagstar.com) under Investor Relations.
Board Self-Evaluations – The Board of Directors annually assesses its effectiveness and the effectiveness of its committees. The Lead Independent Director coordinates the evaluation of the Board as a whole and its committees.
Proxy Access – Our amended and restated Bylaws permit a shareholder, or a group of up to 20 shareholders, which owns three percent or more of the Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials candidates for election as directors. Such shareholder(s) or group(s) of shareholders may nominate up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the eligibility, notice, and other requirements specified in the Bylaws.
Code of Professional Conduct and Code of Ethics for Senior Financial Officers – The Company maintains a Code of Conduct, applicable to all Company and Bank employees, which sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Conduct requires that the Bank’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Bank’s best interests. The CEO, Chief Financial Officer and Chief Accounting Officer are bound by the Code of Conduct as well as our Code of Ethics for Senior Financial Officers. Copies of both Codes, which also apply to the directors of the Company, are available on the Corporate Governance pages of the Investor Relations portion of our website, ir.flagstar.com, and are available in print, free of charge, to any shareholder who requests a copy.
Insider Trading Policy - The Company has adopted the Flagstar Financial, Inc. Securities Trading Policy and related procedures governing the purchase, sale, and/or other disposition of its securities by its directors, officers, and employees that the Company believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable NYSE listing standards. A copy of the Flagstar Financial, Inc. Securities Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable NYSE listing requirements.
Insider Stock Ownership Policy – The Company maintains an Insider Stock Ownership Policy that is intended to align the interests of senior executives and non-executive directors of the Company with the interests of the Company’s shareholders, and to support sound risk management by requiring each of these individuals to attain and maintain a target level of stock ownership. The target level of stock ownership in the Company that each must attain and maintain shall differ depending on the applicable officer’s or director’s category and is expressed, for the year being measured, as a multiple of annual base salary for executives and as a multiple of annual retainer for non-executive directors. For the CEO, the multiple is six times base salary, for senior executives (including the NEOs), the multiple is four times base salary, and for the non-executive directors, the multiple is five times the annual retainer exclusive of any compensation for committee fees, meeting fees, and leadership roles (see Compensation Discussion and Analysis, Stock Ownership Requirements on page 37).

2025 PROXY STATEMENT	15

Executive Sessions of the Board – In 2024, the Board met in executive session with our CEO present and, in keeping with the Company’s Corporate Governance Guidelines, met at least once in executive session where no members of management nor non-independent directors were present.
Board Service and Tenure - As required under the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has adopted criteria to be used in evaluating candidates for Board membership, under which the Board and the Nominating and Corporate Governance Committee consider:
•	Whether the individual meets the requirements for director independence;
•	The individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company;
•	The individual’s understanding of the Company’s business and markets;
•	The individual’s professional and regulatory expertise and experience;
•	The individual’s educational and professional background; and
•	Other characteristics of the individual that promote improved decision making and provide different viewpoints and experiences.
The Board has not established any specific minimum qualifications for nominees to the Board and evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of members who will best enhance the Company’s success and represent shareholder interests through the exercise of sound judgment and varied experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in, and contributions, to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, copies of which are available, free of charge, on the Corporate Governance pages of the Investor Relations portion of our website, ir.flagstar.com and are available in print to any shareholder who requests a copy.
The composition of our Board of Directors is comprised of individuals with significant banking, finance, government and regulatory experience, including a former U.S. Secretary of the Treasury and a former U.S. Comptroller of the Currency, and has been strategically reconstituted to address the challenges of the current economic and banking environments. In connection with our March 2024 capital raise transaction, the size of our Board of Directors was reduced and four new directors (Steven T. Mnuchin, Joseph M. Otting, Allen C. Puwalski and Milton Berlinski) with significant banking, finance, government and regulatory experience were appointed to the Board. In addition, Alan Frank, who possesses significant banking and auditing experience, and Brian R. Callanan, who possesses investment banking experience, were subsequently appointed as directors of the Company and the Bank. These new Directors joined Legacy Directors Alessandro P. DiNello, Marshall Lux, and Jennifer R. Whip who, in addition to their significant banking and banking related experience and qualifications, also provide our Board of Directors with critical institutional knowledge of the Company’s and the Bank’s business and operations. Our Board believes that director tenure, like other governance factors, should be tailored to the Company’s unique governance needs and challenges. For more information on the qualifications and experience of our directors, see page 55 of this proxy statement.
Our Bylaws provide that, unless otherwise determined by a majority of the disinterested members of the Board, no person may be elected, appointed, or nominated as a director after December 31st of the year in which such person attains the age of 75. None of the members of our Board attained the age of 75 as of December 31, 2024.

16	2025 PROXY STATEMENT

BOARD COMMITTEES
The Board conducts its business through periodic meetings and through the activities of its committees. In 2024, the Board held 31 meetings, and the various standing committees of the Board (outlined below) met another 54 times, for an aggregate of 85 meetings. All directors of the Board serving during 2024 attended at least 75% of the aggregate number of meetings of the Board and committees on which such directors served during their tenure as a director in 2024. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause.
The Board has six standing committees as follows: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Corporate Governance Committee, (iv) Risk Assessment Committee, (v) Technology Committee and (vi) Executive Committee. Each committee has a written charter adopted by the Board, which contains detailed lists of the respective committee’s duties and responsibilities. Charters for the Audit, Compensation, Nominating and Corporate Governance and Risk Assessment Committees can be found on the Investor Relations portion of the Company’s website at ir.flagstar.com, and are available in hardcopy to any shareholder who requests them. Each member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee has been determined by the Board to be independent for purposes of the NYSE corporate governance listing standards and each member of the Audit Committee has been determined by the Board to be independent within the meaning of regulations of the SEC.

2025 PROXY STATEMENT	17

The following table presents the membership of our Board members on the various Board committees as of the Record Date:

DIRECTOR	Audit	Compensation	Nominating & Corporate Governance	Risk Assessment	Technology Committee	Executive Committee[1]
Milton Berlinski
Brian R. Callanan
Alessandro P. DiNello
Alan Frank*
Marshall Lux
Steven T. Mnuchin
Joseph M. Otting†
Allen C. Puwalski#
Jennifer R. Whip
Meetings Held in 2024	18	11	4	11	9	1

(1)	All Company Board Committees are replicated at the Bank level.

	Chairman of the Committee	Member of the Committee
†	Chairman of the Board of Directors
*	Designated as Audit Committee Financial Expert
#	Designated as Risk Committee Expert

18	2025 PROXY STATEMENT

A description of the nature and purpose of each of the Board committees follows. References below to the number of committee meetings are to meetings of the Board Committees during 2024.
Audit Committee

Members: Alan Frank (Chair) Brian R. Callanan Allen C. Puwalski Jennifer R. Whip Meetings held in 2024: 18
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to the review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes.

This Committee meets with the Company’s and the Bank’s internal auditors to review the performance of the internal audit function.

The Board of Directors has determined that Mr. Frank is an “audit committee financial expert” under the rules of the SEC.

Compensation Committee

Members: Milton Berlinski (Chair) Marshall Lux Steven T. Mnuchin Allen C. Puwalski Meetings held in 2024: 11
The Compensation Committee meets to establish compensation for the CEO and approves the compensation of designated executive officers. In the fulfilment of its charter, the Committee oversees the Company’s compensation programs, practices and policies that are designed to assure good governance and to maintain competitiveness with the markets in which we compete for talent.

The Compensation Committee pays particular attention to variable pay programs in which the participant has the ability to directly affect payout, assuring that the Company implements proper controls and risk mitigation. (See Compensation Discussion and Analysis beginning on page 26 for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation.)

The Compensation Committee is committed to effective oversight and governance ensuring that the Company’s compensation programs appropriately balance risks and rewards that are in the best interests of shareholders and do not encourage undue risk.

2025 PROXY STATEMENT	19

Executive Committee

Members: Joseph M. Otting (Chair) Milton Berlinski Alessandro P. DiNello Steven T. Mnuchin Meetings held in 2024: 1
The Executive Committee was granted authority by the Board, during the interval between meetings of the Board, to exercise the powers of the Board to act upon any matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board and which are permitted to be taken by the Committee under applicable laws, the Certificate of Incorporation, or the Bylaws.

Nominating and Corporate
Governance Committee

Members: Steven T. Mnuchin (Chair) Milton Berlinski Marshall Lux Meetings held in 2024: 4
The Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of the Company’s corporate governance practices and policies, including an effective process for shareholders to communicate with the Board.

The Nominating and Corporate Governance Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

In addition, the Committee makes recommendations to the Board concerning director independence, Board committee assignments, committee chair positions, designation of Audit Committee financial experts, the financial literacy of Audit Committee members, and the designation of a Risk Assessment Committee risk management expert.

The Committee is also responsible for assisting the Board in fulfilling oversight responsibilities with respect to ESG, corporate social responsibility, community issues, human capital and public policy matters.

The Committee’s role in, and process for, identifying and evaluating prospective director nominees is described above in Board Diversity and Tenure. See also Procedures for Shareholders to Recommend Directors.

20	2025 PROXY STATEMENT

Risk Assessment Committee

Members: Allen C. Puwalski (Chair) Brian R. Callanan Alan Frank Marshall Lux Jennifer R. Whip Meetings held in 2024: 11
The Risk Assessment Committee has been appointed by the Board to assist the Board in fulfilling its responsibilities with respect to oversight of the Company’s risk management programs, including in connection with, among other things, establishing the risk appetite of the Company and the policies and procedures used to manage various risks. The Risk Assessment Committee enhances the Board’s oversight of risk management activities at the Company through active and frequent engagement.

The Risk Assessment Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing, and maintaining an effective risk management program.

At each regularly scheduled meeting of the Risk Assessment Committee, the Committee receives a report from the Chief Risk Officer with respect to the management of risks, including the implementation of various risk management frameworks and highlights of the Company’s risk mitigation efforts. The Risk Assessment Committee also regularly receives detailed risk reports from the CISO and the Director of Internal Loan Review.

The Risk Assessment Committee responsibilities also include oversight of the Company’s capital, liquidity, and other stress testing activities.

The Board of Directors has determined that Mr. Puwalski is a “risk management expert” as defined under the enhanced prudential standards of the Dodd-Frank Act.

Technology Committee

Members: Marshall Lux (Chair) Alessandro P. DiNello Joseph M. Otting Jennifer R. Whip Meetings held in 2024: 9
The Technology Committee has been appointed by the Board to assist the Board in fulfilling its responsibilities to oversee provision of the Company’s information technology resources to ensure the availability, integrity, and confidentiality of Company, customer, and employee information, and to oversee cyber security risk and risk management strategies. The Committee’s main objectives include oversight with respect to the scope and effectiveness of the Company’s technology and cyber infrastructure and the development and implementation of policies, procedures, standards, and technical measures to create an environment that minimizes exposure to cyber threats and recovery from adverse events.

The Committee’s role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective Cyber Security Management Program (the “CSMP”). The Company’s Chief Information Officer (the “CIO”) and the CISO provide overall leadership for the Company’s CSMP, including with respect to, among other things, selecting, purchasing and operating computer systems or application software and hardware. The CIO and CISO jointly, and in consultation with the Committee Chair and the Company’s Chief Risk Officer, inform the Committee on matters relevant to the Committee’s purposes including with respect to, among other things, the Company’s technology operations software development project performance, technical operations performance, significant technology projects, technology architecture matters and significant technology investments, and cyber-security related developments.

The Committee also reviews and approves related policies or recommends such policies for approval by the Board when applicable.

2025 PROXY STATEMENT	21

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. Eight of the nine then-serving Board members of the Company attended the virtual Annual Meeting of Shareholders held on June 5, 2024.
COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders and other interested parties may communicate directly with the Company by directing correspondence to any of the individuals listed below. Letters addressed to the Lead Independent Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Lead Independent Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, the Corporate Secretary will direct the item itself to the Lead Independent Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Lead Independent Director as provided above, and request copies of any correspondence.
How to contact us:

General Counsel	Flagstar Financial, Inc. 102 Duffy Avenue, Hicksville, NY 11801 Attention: General Counsel
Investor Relations	Flagstar Financial, Inc. 102 Duffy Avenue, Hicksville, NY 11801 Attention: Investor Relations IR@flagstar.com
Board of Directors	Flagstar Financial, Inc. c/o Office of the Corporate Secretary 102 Duffy Avenue, Hicksville, NY 11801
Lead Independent Director	Flagstar Financial, Inc. c/o Office of the Corporate Secretary 102 Duffy Avenue, Hicksville, NY 11801 Attention: Secretary Steven T. Mnuchin, Lead Independent Director
Audit Committee of the Board of Directors	Flagstar Financial, Inc. c/o Office of the Corporate Secretary 102 Duffy Avenue, Hicksville, NY 11801 Attention: Alan Frank, Chair

PROCEDURES FOR SHAREHOLDERS TO RECOMMEND DIRECTORS
It is the policy of the Nominating and Corporate Governance Committee to consider director candidates who appear to be qualified to serve on the Board and who are recommended by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and if the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. The Nominating and Corporate Governance Committee will consider those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
a.	the name of the person recommended as a director candidate;
b.
all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

22	2025 PROXY STATEMENT

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
d.
the name and address of the shareholder making the recommendation, as they appear on the Company’s books; if the shareholder is not a registered holder of Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and
f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.
In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
Under the proxy access provisions of our Bylaws, eligible shareholders and/or shareholder groups were permitted to include shareholder-nominated director candidates in our proxy materials for the 2025 annual meeting of shareholders. No such proposals were received. For details about the process to include shareholder-nominated director candidates in our proxy materials, please see Additional Information – Proxy Access Nominations and refer to Article I, Sections 6, 7, and 8 of our Bylaws. A copy of the Bylaws of the Company is available, free of charge, in print to any shareholder who requests a copy.

2025 PROXY STATEMENT	23

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS
The following table sets forth, as of the Record Date, the names of the nominees for election as directors, our continuing directors, and our named executive officers, their ages and, as applicable, the year in which he or she became a director and the year in which his or her term (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director, by each named executive officer (as defined on page 26), and by all directors and executive officers as a group as of the Record Date.

NAME	AGE	DIRECTOR SINCE	SHARES OF COMMON STOCK BENEFICIALLY OWNED(1,2)	PERCENT OF CLASS
Nominees (Whose Terms Would Expire in 2028):
Brian R. Callanan	44	2024	14,078(3)	0.003%
Marshall Lux	65	2022	38,906(3)	0.009%
Allen C. Puwalski	60	2024	34,856(3)	0.008%
Directors Whose Terms Expire in 2026
Alessandro P. DiNello	70	2022	2,587,993(3,4,5)	0.621%
Steven T. Mnuchin	62	2024	75,013,636(3,6)	18.072%
Joseph M. Otting	67	2024	1,919,615(3,5)	0.460%
Nominees Whose Terms Expire in 2027
Milton Berlinski	68	2024	23,999(3)	0.006%
Alan Frank	73	2024	44,572(3,4)	0.011%
Jennifer R. Whip	64	2022	49,377(3)	0.012%
Named Executive Officers Who Are Not Directors:
Lee M. Smith	50	—	574,161(3)	0.138%
Reginald E. Davis	62	—	83,261(3)	0.020%
Bao Nguyen	43	—	333,333(5)	0.080%
Richard Raffetto	56	—	1,123(7)	0.000%
All directors, nominees and executive officers as a group (17 persons)			81,085,162	19.347%
Former Named Executive Officers Who Are Not Directors:
Craig Gifford(8)	56	—	0	0.000%
Thomas R. Cangemi(9)	56	—	452,396	0.109%
John J. Pinto(10)	54	—	223,619	0.054%

(1)
Includes the following shares of common stock reported as directly held; Mr. Lux – 25,364; Mr. Puwalski – 21,314; Mr. DiNello – 350,234; Mr. Mnuchin: – 100; Mr. Berlinski – 10,457; Mr. Frank – 21,030; Ms. Whip – 35,835; Mr. Smith – 495,823; and Mr. Davis – 27,940.

(2)
Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying stock awards that have been granted to and are currently exercisable or exercisable within 60 days by such directors and executive officers under the Company’s various stock-based benefit plans.

(3)
Includes the following shares of unvested restricted stock awards: Mr. Smith – 78,338; and Mr. Davis – 44,478; and the following restricted stock units that could be triggered to vest or will vest within 60 days: Mr. Callanan – 14,078; Mr. Lux – 13,542; Mr. Puwalski – 13,542; Mr. DiNello – 13,542; Mr. Mnuchin – 13,542; Mr. Otting – 252,951; Mr. Berlinski – 13,542; Mr. Frank – 13,542; Ms. Whip – 13,542; and Mr. Davis – 10,843.

24	2025 PROXY STATEMENT

(4)
Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or are held in individual retirement accounts, trust accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners; Mr. DiNello – 890,884; Mr. Frank – 10,000.

(5)	Includes the following vested and exercisable Options: Mr. Otting – 1,666,664; Mr. DiNello – 1,333,333 and Mr. Nguyen – 333,333.
(6)
The securities included herein are held by Liberty Strategic Capital (CEN) Holdings, LLC, a Delaware limited liability company (the “Liberty Purchaser”). Liberty 77 Capital L.P. (the “Liberty Manager”), a Delaware limited partnership, is the investment manager of the members of the Liberty Purchaser. Liberty 77 Capital Partners L.P. (“Liberty Manager GP”), a Delaware limited partnership, is the general partner of the Liberty Manager. Liberty Capital L.L.C., a Delaware limited liability company, is the general partner of the Liberty Manager GP. STM Partners LLC, a Delaware limited liability company, indirectly controls the Liberty Manager. Steven T. Mnuchin is the trustee of the managing member of STM Partners LLC (see page 81 Security Ownership of Certain Beneficial Owners).

(7)	Includes the following shares held by the trustee of the Flagstar Financial, Inc. Employee Savings Plan (“401(k)”): Mr. Raffetto – 1,123.
(8)
Mr. Gifford resigned as Chief Financial Officer on December 27, 2025; however, continued employment with the Company as Senior Executive Vice President and Special Advisor to the Chief Executive Officer until fully resigning on March 31, 2025. At the time of his departure, Mr. Gifford beneficially owned no shares of common stock of the Company.

(9)
Mr. Cangemi resigned as President and Chief Executive Officer effective as of February 23, 2024, and resigned from the Board effective as of March 11, 2024. The shares of beneficially owned common stock reported herein for Mr. Cangemi represent the number of shares known to the Company at that time.

(10)
Mr. Pinto ceased serving as Senior Executive Vice President and Chief Financial Officer on April 12, 2024. The shares of beneficially owned common stock reported herein for Mr. Pinto represent the number of shares known to the Company at that time.

2025 PROXY STATEMENT	25

EXECUTIVE COMPENSATION AND RELATED INFORMATION
I. COMPENSATION DISCUSSION AND ANALYSIS
A. INTRODUCTION
We are pleased to provide our shareholders with an overview of the compensation programs, decision-making process, and specific compensation decisions for the following executive officers (our “named executive officers” or “NEOs”)(1):

Named Executive Officer	Title
Joseh M. Otting	Executive Chairman, President and Chief Executive Officer
Lee M. Smith	Senior Executive Vice President and Chief Financial Officer
Richard Raffetto	Senior Executive Vice President and President of Commercial and Private Banking
Reginald E. Davis	Senior Executive Vice President and President of Consumer and Small Business Banking
Bao Nguyen	Senior Executive Vice President and General Counsel/Chief of Staff
Craig Gifford(2)	Former Chief Financial Officer
Alessandro P. DiNello(3)	Former Executive Chairman, President and Chief Executive Officer

(1)
Thomas R. Cangemi and John J. Pinto served as Principal Executive Officer and Principal Financial Officer of the Company, respectively, during 2024 but neither officer participated in the Company’s 2024 executive compensation program. Mr. Cangemi resigned from his position as the Company’s Principal Executive Officer on February 23, 2024, and Mr. Pinto ceased serving as the Company’s Principal Financial Officer on April 12, 2024, and terminated employment with the Company on October 11, 2024. Messrs. Cangemi and Pinto are treated as “named executive officers” under applicable SEC Rules and compensation paid through their termination date is reported in the Summary Compensation Table.

(2)	Mr. Gifford served as Chief Financial Officer from April 12, 2024, through December 26, 2024, when he transitioned to a new role as special advisor to the Chief Executive Officer.
(3)
Mr. DiNello, a member of the Board of Directors, was appointed as Executive Chairman of the Company on February 7, 2024, and President and Chief Executive Officer of the Company on February 29, 2024. He served as President and Chief Executive Officer through April 1, 2024, when he was succeeded by Mr. Otting. Mr. DiNello continued as Executive Chairman until Mr. Otting assumed that role on June 5, 2024. Mr. DiNello continues to serve as a member of the Board.

Compensation Discussion and Analysis Roadmap
The Compensation Discussion and Analysis provides shareholders with important information regarding our executive compensation program, including:
•	A summary of key business results and key compensation developments in 2024;
•	A discussion of our 2024 say-on-pay advisory vote and our shareholder engagement process;
•	An overview of our compensation philosophy;
•	A discussion of the governance framework for our executive compensation decisions;
•	A review of the process by which the Compensation Committee makes compensation decisions, including an overview of the timeline and the parties involved;
•	A description of each element of our executive compensation program and its purpose;
•	A discussion of the Compensation Committee’s 2024 incentive compensation decisions and the key factors that influenced those decisions; and
•	An overview of other factors that affect our executive compensation program, including risk management and tax considerations.

26	2025 PROXY STATEMENT

B. EXECUTIVE SUMMARY
Key 2024 Business Highlights
•	Maintained path to profitability by 2026.
•	Completed restructuring of executive management team with addition of experienced executives in key roles.
•	Added new talent with extensive large bank experience in key areas including credit, risk, compliance, information technology, and finance.
•	Made significant investment in new talent for commercial and corporate banking groups.
•	Reduced CRE exposure and proactively managed problem loans.
•	Completed sale of mortgage warehouse business.
•	Realized consistent deposit growth in retail and private banking channels.
•	Achieved 11.83% CET1 capital level, which was better than the Company’s long-term forecast.
•	Maintained strong liquidity profile at $29.9 billion.
•	Made significant progress toward reducing operating expenses.
•	Reduced wholesale borrowings by 34%.
•	Completed extensive loan portfolio review and de-risked office and multi-family loan exposure through charge-offs, pay-offs, and loan sales.
•	Reduced high cost brokered deposits.
Overview and Key Compensation Developments for 20241
2024 was a transitional year for the Company as a new senior leadership team was brought on to develop and execute the Company’s turnaround strategy. Key to the turnaround was an injection of more than $1 Billion in capital and the near total turnover of the Board and management team with the addition of directors and senior leaders who have the experience and expertise necessary to provide a new direction for the Company. Composition of the Compensation Committee changed as a result of the Company’s recapitalization transaction in March 2024, and the new Compensation Committee implemented a compensation program that was designed to attract and retain key personnel necessary to return the Company to profitability and safe and sound operating condition, and to align key executives’ pay with the long-term interests of shareholders.
The urgent circumstances following the Company’s earnings release in January 2024 and the subsequent capital raise in March 2024 created an immediate need to assemble a talented management team to drive the Company’s turnaround, and the compensation plan—consisting of base pay, long-term incentives pay, and short-term incentive pay—adopted by the Compensation Committee in 2024 was critical to achieving this objective.
This process started with the hiring of Mr. Otting as President and Chief Executive Officer and was followed by the hiring or other executives. Mr. Otting’s base salary as Chief Executive Officer was set at $1,250,000 per year. The base annual salary of Mr. Otting’s direct reports at the senior executive vice president level was uniformly set at $700,000 per year to better align the Company with market practice for executives in these key positions.2
In addition, Messrs. Otting, Gifford, Raffetto, Nguyen, Smith, and Davis were given special, one-time option grants that vest over a three-year period, as inducements to attract them to join or remain with the Company to lead its turnaround
[1]
The composition of the Compensation Committee changed as a result of the Company’s recapitalization transaction in March 2024 and the concurrent resignation of the directors who previously served on the Committee. The new members of the Committee made all executive compensation decisions discussed in this Compensation Discussion and Analysis except for the approval of Mr. Otting’s pay package, which was authorized by the legacy Board members as part of the approval of the recapitalization investment.

[2]
The initial base salary level for Messrs. Raffetto, Nguyen and Gifford was set at $700,000 and two continuing senior officers, Messrs. Smith and Davis, agreed to reduce their base salary levels to $700,000, down from $900,000 and $750,000, respectively. The Committee anticipates that base salary levels will be reviewed and benchmarked annually against peer banks and market practice to determine whether adjustments may be appropriate.

2025 PROXY STATEMENT	27

and transformation into a diversified regional bank. Mr. Otting was awarded a special one-time stock option grant of 5,000,000 shares and Messrs. Smith, Raffetto, Davis, Nguyen, and Gifford each received a special one-time stock option grant of 1,000,000 shares (adjusted for the July 11, 2024, 1-for-3 reverse stock split).3 These option grants are expected to be the primary form of long-term incentive pay for the executives over three years, and is not expected to be an annual event. Additionally, Mr. Smith received a special one-time award of time-based vested restricted stock units in consideration of his key role in the sale of the Company’s mortgage business. Mr. DiNello received one-time stock option and restricted stock unit awards when he assumed the roles of Executive Chairman, President and Chief Executive Officer on an interim basis prior to Mr. Otting becoming Chief Executive Officer.
Additionally, in recognition of the unique business imperatives faced by the Company in 2024, the Compensation Committee adopted a Company-wide short-term incentive plan that focused on the attainment of specific operational goals, including (i) improving regulatory performance and risk management controls; (ii) bolstering management talent; (iii) achieving milestones along the path toward creating a diversified, high performing regional bank; and (iv) taking essential steps toward improving the Company’s capital and liquidity position, enhancing the quality of the Company’s financial reporting structure, and achieving expense reductions. The Committee considered a wide range of factors in each category in arriving at specific award determinations under the short-term incentive program: (i) Mr. Otting received an annual incentive award under the 2024 program at 100 percent of the target award level (180 percent of base salary) set under his employment offer term sheet or $2,250,000, (ii) Messrs. Smith, Raffetto, Davis, and Nguyen each received an annual incentive award at the target level set under the 2024 program (100 percent of base salary) or $700,000. Mr. Gifford received an award at 67% of target (100 percent of base salary) or $500,000 that reflected the Committee’s consideration of his contribution during the 2024 performance year and his departure from the Chief Financial Officer role. See, Short-Term Incentive Compensation below for detailed information concerning the 2024 program.
Looking ahead, the Compensation Committee has initiated a comprehensive review of our existing executive compensation program to ensure that the compensation program supports the Company’s strategic, financial and operational performance while aligning with the Company’s compensation philosophy and sound incentive compensation policies. We expect that the new program will focus our executives on the attainment of specific financial goals and successful execution of strategic initiatives. The Committee is also committed to ensuring that our incentive program reflects our risk appetite and appropriately balances our risk and reward.
Our 2024 Say-on-Pay Advisory Vote and Shareholder Engagement
The Company is pleased that a majority of the votes cast in our say-on-pay advisory vote at the 2024 Annual Meeting were in favor of our executive compensation program. As a result of our management restructuring, our executive pay program has undergone a significant transformation to improve the alignment of our management team with the long-term interests of our shareholders and to better reflect industry best practices. The Compensation Committee will continue to work to ensure that our executive incentive compensation program is consistent with our compensation philosophy and the feedback we receive from our shareholders.
Shareholder engagement is a continuous process for our Board and executive management. Our dialogue with shareholders is an important element in the evaluation of our executive compensation program and corporate governance practices. Accountability to Company shareholders is a cornerstone of sound corporate governance and essential to the attainment of the Company’s business objectives. The Compensation Committee considers feedback received from shareholders and carefully reviews assessments from Institutional Shareholder Services, Glass Lewis, and other external sources. Our 2024 executive pay program reflected the Company’s continuing efforts to improve the alignment of pay and performance in this transitional year and better aligns with peer and industry practice.
[3]
As discussed in the Summary Compensation Table section, the option grant to Mr. Otting is valued at $31,500,000 and the option grants to Messrs. Gifford, Smith, Davis, Nguyen, and Raffetto are each valued at $4,560,000, with the total recognized after the three-year vesting period. These values represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The methodology and the assumptions used to value the option awards reported in this column appear in Note 14, “Stock-Based Compensation,” of our consolidated financial statements filed with the SEC in the 2024 Form10-K. Messrs. Otting, Raffetto, Nguyen and Gifford received stock option grants in 2024 in the form of an inducement award under NYSE Rule 303A.08 and not under the Company’s 2020 Omnibus Incentive Plan. Mr. Gifford forfeited his stock option grant when his advisory role ended on March 31, 2025. Messrs. Smith and Davis received stock option grants under the 2020 Omnibus Incentive Plan.

28	2025 PROXY STATEMENT

C. OUR COMPENSATION PHILOSOPHY
Our 2024 executive compensation program aimed to reward our executive management team for successfully implementing our turnaround strategy to fix the issues that led to the Company’s challenges and grow our business and create long-term shareholder value. The principles of our compensation philosophy influence the design and administration of our pay programs and pay decisions. Our approach to executive compensation is reflected in the following guiding principles:
•	Support our strategic objectives and drive shareholder value creation through the attainment of positive business results.
•	Maintain a strong governance framework ensuring that our program does not provide incentives for our executives to take unnecessary or excessive risks that could compromise the value of our business.
•	Be competitive in the market for executive talent.
•	Align the interests of our executives with our shareholders by providing our executives with a meaningful equity stake in the Company.
•	Provide base compensation to our executives for performing the core functions of their positions.
•	Link individual incentives to each executive’s role and capacity to contribute to positive results.
•	Provide appropriate rewards based on a balanced assessment of performance that considers financial performance and the attainment of operational objectives.
•	Use equity compensation as a long-term incentive tool to attract and retain key executives.
D. THE GOVERNANCE FRAMEWORK FOR OUR COMPENSATION DECISIONS
Our executive compensation decisions are made within the context of a strong governance framework that helps ensure that the outcome is consistent with our compensation philosophy, the creation of shareholder value, and the safety and soundness of our banking operations. To that end, we use the following principles and practices to guide the development and implementation of our executive compensation program:

GOVERNANCE PRINCIPLE/PRACTICE	IMPLEMENTATION
We structure executive pay to create strong alignment with shareholder interests.
•
We emphasize pay-for-performance.
•
We maintain robust stock ownership requirements for our NEOs and directors.
•
We conduct shareholder outreach to help us evaluate our governance structure and executive compensation program.
•
We submit our executive compensation to an annual say-on-pay vote to elicit regular feedback from shareholders.

We design our executive pay program to avoid excessive risk-taking.	• The Compensation Committee reviews an annual compensation risk assessment. • We maintain strong recoupment and anti-hedging/pledging policies.

2025 PROXY STATEMENT	29

GOVERNANCE PRINCIPLE/PRACTICE	IMPLEMENTATION
We follow best practices in executive pay design.
•
The Compensation Committee uses an independent consultant.
•
Our Compensation Committee is composed solely of Independent Directors.
•
We do not reward subpar performance and incentive pay programs are designed accordingly.
•
We set individual maximum caps on the total amount payable under our incentive program.
•
We do not guarantee salary increases or annual bonuses.
•
We do not pay dividend equivalents on our restricted stock unit awards until actual payouts are determined and settled.
•
We do not allow “single trigger” payouts under employment and change-in-control agreements.
•
We do not maintain special retirement arrangements for our NEOs.
•
We do not provide tax gross ups on severance payments when we enter into employment agreements with newly hired or promoted executives.
•
We do not allow share recycling under our equity-based plan and agreements.
•
We do not provide our executives with excessive perquisites or benefits.
•
We do not permit repricing of stock options without prior shareholder approval.

E. OUR EXECUTIVE COMPENSATION DECISION-MAKING PROCESS
Key Participants
The Compensation Committee
The Compensation Committee, all the members of which are Independent Directors, makes decisions on the compensation of our named executive officers. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Committee. Key among the Committee’s tasks is the development of, and monitoring of adherence to, the Company’s executive compensation philosophy. The Compensation Committee is responsible for, among other things, (a) reviewing and approving the Company’s compensation strategy and practices with respect to the executive officers and certain other officers; (b) determining the CEO’s compensation levels, reviewing and approving the goals and objectives relevant to the CEO’s compensation and evaluating the performance of the CEO in light of such goals and objectives; (c) approving CEO and other executive officer employment agreements, severance arrangements, and change in control agreements; (d) overseeing, and considering the results of, shareholder approval of certain executive compensation matters including advisory votes; (e) periodically reviewing and approving the peer group to be utilized in benchmarking executive and director compensation; and (f) administering our senior executive incentive compensation program, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results. The Committee does not delegate any substantive responsibilities related to the determination of compensation for our NEOs, and the Committee members exercise their independent judgment when they make executive compensation decisions. See Board Committees – Compensation Committee for a detailed discussion of the Committee’s responsibilities and membership. The Committee’s charter is posted on the Corporate Governance pages within the Investor Relations portion of our website at ir.flagstar.com.
The Compensation Committee reviews the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with our compensation philosophy, risk profile, and the performance of both the Company and

30	2025 PROXY STATEMENT

the individual, and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of this annual review, the Committee considers the executive’s individual contributions to the financial success of the Company, management of subordinates, contribution to safety and soundness objectives, and their long-term potential as a senior executive.
The Compensation Committee met 11 times in 2024, including discussions in executive session without management present.
Timing of Executive Compensation Decisions
The Compensation Committee meets throughout the year. In the months following the annual shareholder meeting, the Committee meets to consider the results of the meeting, including the say-on-pay vote and the analysis of proxy advisory firms. In addition, the Committee periodically receives input from the independent compensation consultant on emerging industry trends and best practices. Each year, the Committee typically reviews peer group composition and benchmarking data for NEOs, followed by consideration of changes to NEO base pay and short-and long-term incentive opportunities. In the February-March timeframe, the Committee typically authorizes awards, if any, under the incentive compensation program.
Our CEO’s Role in the Compensation Process
Our CEO is expected to provide the Committee with his evaluation of the other NEOs’ performance and recommend compensation adjustments and incentive opportunities for the current year. While the CEO provides input, the Committee has absolute discretion to accept, reject, or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation or final decisions of the Committee regarding compensation of the other NEOs.
Individual Performance Assessments
Our NEOs receive annual performance assessments following a process established by the Compensation Committee. Our CEO provides the Committee with an assessment of his direct reports, and the Committee, in turn, provides our CEO with an assessment of his performance and considers the CEO’s evaluation of his direct reports.
The Independent Compensation Consultant
Meridian Compensation Partners, LLC (“Meridian”), our current independent compensation consultant, works with the Compensation Committee to review our executive compensation program relative to our performance and similarly sized institutions. While the Committee considers input from the independent consultant, the Committee’s decisions are the product of many factors and considerations. Management works with the independent consultant at the direction of the Committee to develop materials and analyses that are critical to the Committee’s evaluations and determinations. Such materials include data in which to determine an appropriate peer group, competitive market assessments and guidance on best practices and regulatory developments.
In 2024, Meridian did not provide other services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Legacy Committee considered Meridian’s independence for the 2024 fiscal year and whether its work raised conflicts of interest under the NYSE listing standards. Considering these factors, the Committee determined that the work performed by Meridian did not create any conflict of interest and that Meridian was independent of the Company’s management.
Benchmarking and Peer Group Analysis
The peer group is a key reference point as the Compensation Committee assesses the competitiveness of the executive compensation program, including compensation levels, design features, and pay mix, and whether the program is aligned with industry best practices. The 2024 peer group was determined in late 2023 by the Legacy Committee prior to the Company’s management and board restructuring during March 2024. It is anticipated that the composition of the peer group will be reevaluated on an annual basis by the Compensation Committee and revised to the extent necessary to align the peer group with the Company’s asset size, geographic footprint, business focus, and market capitalization.

2025 PROXY STATEMENT	31

The 2024 peer group included the following financial institutions:

Citizens Financial Group, Inc.	M&T Bank Corporation
Comerica Inc.	Regions Financial Corporation
Fifth Third Bancorp	Synovus Financial Corp.
First Citizens BancShares, Inc.	Valley National Bancorp
First Horizon Corporation	Webster Financial Corporation
Huntington Bancshares Incorporated	Western Alliance Bancorporation
KeyCorp	Zions Bancorporation

F. ELEMENTS OF COMPENSATION AND 2024 PAY DECISIONS
Introduction
Our NEOs participate in a competitive compensation program that emphasizes pay-for-performance and the creation of shareholder value. Each element of the program accomplishes a different objective. The elements of our executive compensation program, the specific objectives for each element, and a summary of how we implemented each element in 2024 are summarized in the table below:

COMPENSATION ELEMENT	OBJECTIVE	IMPLEMENTATION
Base Salary
•
Provides each executive with fixed compensation that reflects the executive’s position and responsibilities, market dynamics and our overall pay structure.
•
Provides a level of compensation that allows each executive to devote their business attention to the Company.

The Compensation Committee reviews NEO base salary levels on an annual basis. The Committee considers several factors when setting base salaries for each NEO, including (i) the level of experience and responsibility; (ii) individual performance; (iii) the scope and complexity of the role; (iv) ability to contribute to the attainment of annual operating objectives; (v) the level of pay necessary to retain the executive based on current market conditions; (vi) peer group data; (vii) prevailing economic and business conditions; and (viii) the impact of base salary on incentive compensation levels.

Short-Term Incentives	• Provide a cash-based, market- competitive annual award opportunity linked to strategic, operational, and financial goals that are important to our business model and driving shareholder value.
Short-term incentive award opportunities are established for each executive officer so that the expected payout at target performance levels would result in competitive market levels of annual incentive compensation.

Long-Term Incentives
•
Provide an incentive for our executives to create shareholder value over the long term through equity awards.
•
Align the interests of our executives with shareholders by awarding equity in the Company.

2024 was a transitional year in which the principal form of long-term incentive compensation was the award of special one-time stock option grants made in the form of inducement awards to current and newly hired senior executives as part of the management restructuring plan.

32	2025 PROXY STATEMENT

2024 Pay Mix
Pay-for-performance is an essential element of our compensation philosophy. To enhance the connection between pay and performance, the majority of CEO pay is “at-risk,” and the largest portion of NEO pay is in the form of equity-based awards. In 2024, 89% of our CEO’s total direct compensation (base salary + annual incentive + equity incentive) and, on average, 78% of the total direct compensation of our other NEOs (Messrs. Smith, Raffetto, Davis, Nguyen and Gifford) was at-risk in the form of stock option grants. The charts below illustrate the allocation of 2024 total direct compensation for Mr. Otting and our other NEOs.

CEO
Base Salary 4%
Short-Term 7%
Long-Term 89%

OTHER NEOs (AVERAGE)
Base Salary 11%
Short-Term 11%
Long-Term 78%

2024 Executive Compensation Program and Pay Decisions
Base Salary
In connection with the Company’s capital raise in March 2024, the Board of Directors extended an employment offer to Mr. Otting that set his annual salary at $1,250,000. The Board determined that Mr. Otting’s salary was consistent with the base compensation level of the prior Chief Executive Officer, which had been benchmarked against peer institutions, and the base pay level for Chief Executive Officers at peer institutions. Following a review of peer data and an assessment of industry best practices, the Compensation Committee determined that the base salary level for each of Mr. Otting’s direct reports at the senior executive vice president level would be set at $700,000. Messrs. Smith and Davis agreed to a salary reduction as part of the transition to the Committee’s new senior executive compensation program.
Long-Term Incentive Awards Related to Management Restructuring
The urgent circumstances following the Company’s earnings release in January 2024 and the subsequent capital raise in March 2024 created an immediate need to assemble a talented management team to drive the Company’s turnaround. This process started with the hiring of Mr. Otting as President and Chief Executive Officer who was awarded a special one-time stock option grant covering 5,000,000 (adjusted for the July 11, 2024, 1-for-3 stock split) shares. To attract and, in the case of Messrs. Smith and Davis, retain key personnel, each of Mr. Otting’s direct reports, including Messrs. Smith, Raffetto, Davis, Nguyen, and Gifford received a special one-time stock option grant covering 1,000,000 shares (split adjusted). Separately, (i) Mr. DiNello received a one-time grant of stock options and restricted stock units in consideration of his service as Executive Chairman, President and Chief Executive Officer on an interim basis and (ii) Mr. Smith received a special one-time grant of restricted stock units in recognition of his significant contributions to the successful divestment of the Company’s mortgage business. Mr. Gifford forfeited his stock option grant upon his termination of employment on March 31, 2025. The one-time option grants for Messrs. Otting, Raffetto, Nguyen, Gifford, Smith, and Davis will vest over a three-year period and are expected to be the primary form of long-term incentive pay for the executives over a period of three years. Mr. DiNello’s 2024 stock option award became exercisable on the first anniversary of the grant date and expires on the tenth anniversary of the grant date.

2025 PROXY STATEMENT	33

Annual Incentive Compensation Program
In 2024, the Compensation Committee’s assessment of the Company’s turnaround strategy resulted in a move away from the design features of a traditional short-term incentive plan that primarily focuses on the attainment of specific financial goals as the measure of annual performance and refocuses on stabilizing the Company. Messrs. Otting, Smith, Raffetto, Davis, Nguyen, and Gifford participated in a Company-wide, cash-based annual incentive plan (“AIP”) that focused on the attainment of specific operational and strategic goals within four broad categories (see below) that the Board considered essential to the Company’s future prospects. Under his employment offer term sheet, Mr. Otting’s AIP target was set at $2,250,000 with a maximum award equal to 200 percent of target. The target bonus for Messrs. Smith, Raffetto, Davis, Nguyen and Gifford was set at 100 percent of base salary ($700,000) and the AIP set a maximum payout of 200 percent of target ($1,400,000) for each executive. The AIP did not include a threshold performance level. Messrs. DiNello, Cangemi, and Pinto did not participate in the 2024 AIP.
The following “scorecard” identifies (i) the performance assessment categories in the 2024 AIP and (ii) the Company’s specific achievements in each category.

PERFORMANCE OBJECTIVES	2024 RESULTS

Financial
Under the transformation of the company, the immediate objectives required swift action on the financial forecast and aligning the future budget to our strategic plan. Additionally, execute on expense reduction strategies and strengthening liquidity and capital position.

Rapid progress towards sound financial management through the development of a new three-year financial forecast and comprehensive budget for 2025. Significant actions on expense reduction were taken while continuing to align to our strategic business model through the reduced reliance on wholesale funding and progressively improved the Company’s capital and liquidity positions.

Compliance, Risk Management and Controls
Assess magnitude of risk confronting the Company, including credit risk and operational risk, and execute plans to address identified weaknesses. Attract and retain key personnel in critical risk, audit and credit review areas. Execute plans to strengthen risk management and control infrastructure. Reﬁne Company risk appetite levels to be consistent with new strategic direction. Communicate and strengthen risk culture across the enterprise.

Hired critical key executives in areas such as credit review, finance, compliance, risk, and audit, and enhanced staffing at the subordinate levels in each area. Strengthened risk management through the development of a new risk governance framework with a comprehensive implementation plan. Additionally, created management level committee to oversee compliance, regulatory relationship and performance efforts with actions plans to ensure consistent approach to compliance and regulatory relationship and performance.
Completed a substantial loan portfolio review while instituting an 18-month look forward of loans to examine repricing risk.

Talent, Leadership and Culture
Support the executive management team by assessing the skills and talent gaps of key team members. Continue integration of human capital and organizational culture to create a unified entity. Promote collaboration among employees and foster open communication and transparency with both internal and external stakeholders. Advocate for and reinforce a culture focused on risk management, safety and soundness.

Through comprehensive review of skills and talent gaps, increased talent through hires across key bank functions including risk, finance, credit, compliance, audit, and commercial real estate. Additionally in support of our strategic path forward, made significant investment in C&I and Private Banking leadership teams to continue the build out of commercial banking and specialized industry coverage.
Integrated multiple legacy human resources management systems to single platform which included a uniform performance management system and process inclusive of a risk assessment component for individual performance. Additionally, providing employees a company-wide integrated benefits package.
Communication with Internal and External Stakeholders was strengthened through a strategy of frequent and consistent communication with employees that included regular e-mail contact, newsletters, and town halls with executive management. Additionally, initiated a program of regular contact by the executive management team with key investors and industry analysts. Executive management met with

34	2025 PROXY STATEMENT

PERFORMANCE OBJECTIVES	2024 RESULTS

49 institutional investors from 32 discreet institutions and 17 industry analysts that cover the Company. Improved relationship with regulators through regular and consistent communication as well as execution on risk oversight and governance enhancements.

Strategy, Technology and Innovation
Implement strategy for transformation into a diversified high performing regional bank. Assess the impact of the 2024 strategic plan and develop the 2025-2027 strategic plan, including operational plans.
Implement strategy to establish a strong technology infrastructure and minimize operational risk. Define clear accountabilities across IT to enhance the focus on cyber security and explore further opportunities for efficiency and integration.

Took action in 2024 that supported the over-all turnaround of the company in support of the strategic plan, including the executed sale of non-strategic mortgage-related assets to JP Morgan and Mr. Cooper that improved capital, liquidity and reserve coverage, and the comprehensive review and actions to reduce operating expenses.
Specifically, within the Commercial Real Estate (CRE) portfolio, completed an extensive CRE loan portfolio review and actively re-risked the loan portfolio while CRE payoffs continued.
Added top-tier talent to facilitate execution of the Company’s C&I strategic growth plan.
Implemented a series of initiatives to build a strong technology foundation including privacy, cyber security, business continuity and disaster recovery, and IT risk management and enhanced talent across the IT function.

2024 AIP Results
After careful consideration of the Company’s achievements in each scorecard category and taking into account the priority of the objectives in 2024 to stabilize the Company, the Compensation Committee set the level of achievement under the AIP at 100 percent of target. The Committee determined that results in three assessment categories – (i) compliance, risk management and controls, (ii) talent, leadership, and culture and (iii) strategy, technology and innovation – met or exceeded the expectations for target level performance. The Committee noted the NEOs assumed responsibility for the execution of a turnaround strategy that touched on every area of the Company’s operations and, as a result of their leadership, the Company made significant advances in each of the assessment areas across a broad range of initiatives that were critical to the Company’s future prospects. However, the Committee limited the total award to 100 percent of target in recognition of the Company’s actual financial results in 2024. Mr. Gifford was given an award equal to 67 percent of target in light of his transition to a new role in 2024.

2025 PROXY STATEMENT	35

G. OTHER EXECUTIVE BENEFITS
Employment Agreements and Change-in-Control Benefits
We maintain employment agreements with certain senior executives that provide severance pay and benefit continuation in the event of their termination without cause or for good reason (as defined in the agreements), disability, and upon termination in certain circumstances following a change in control (as defined in the agreements), consistent with applicable laws and regulations. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary resignation without good reason. In the change-in-control context, the agreements are “double trigger” requiring both the occurrence of a change in control and the executive’s involuntary termination of employment or constructive termination for good reason. The Company follows a policy that all new employment agreements for the senior executive group must reflect the following terms: (a) “double trigger” change in control benefits and (b) no indemnification for golden parachute excise tax liabilities. The Company believes that the employment agreements (i) will help retain our senior executives and facilitate an orderly transition during a change in control; (ii) will provide the senior executives with financial protection so they will continue to act in the best interests of the Company during the change in control process; and (iii) reflects an important element of a competitive compensation package for senior management. See Potential Post-Termination Payments and Benefits for additional information regarding our executive employment agreements.
Retirement Benefits; Employee Welfare Benefits
We offer our employees a 401(k) plan with a Company match that enables them to add to their retirement savings on a tax-favored basis. In addition to our retirement plan, we provide our employees, including our NEOs, with coverage under medical, dental, life insurance, and disability plans on the same terms as our general employee population. We also provide employees with access to a flexible spending account program to pay their share of the cost of such medical, dental and similar coverage on a pre-tax basis.
Perquisites and Other Executive Benefits
We provide our NEOs with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. In 2024, as part of our management restructuring plan, we provided a relocation benefit to certain of our NEOs and provided a tax gross up payment on the relocation benefit. See, Summary Compensation Table for additional information on the relocation benefits we provided in 2024.
H. OTHER CONSIDERATIONS
Risk Management and Our Compensation Programs
A central tenet of our compensation philosophy is to provide incentives that are consistent with prudent risk management while recognizing that some level of risk is inherent in the operation of our business. Our approach to risk management takes as a starting point the guidelines established by our bank regulators: (i) incentive compensation should balance risk and financial results in a manner that does not provide incentives for excessive risk taking; (ii) risk management processes and internal controls should reinforce and support the development of balanced incentive compensation arrangements; and (iii) banks should have strong and effective corporate governance to help ensure sound compensation practices.
An essential element of our risk management process is the identification of the Company’s risk appetite, which establishes a baseline for the design of risk considerations under our incentive programs. The Compensation Committee monitors our incentive compensation programs periodically to ensure that the programs reflect a balanced mix of incentives that discourage unnecessary or excessive risk taking by our management team and by employees throughout the organization. The program is also subject to annual review by our Chief Risk Officer, and the Committee is briefed on pertinent risk management topics by our Chief Risk Officer.

36	2025 PROXY STATEMENT

Based on our assessment, we do not believe that the risks arising out of our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. We believe our programs are balanced and do not encourage excessive risk taking by the participants that could threaten the value of the Company. This conclusion is supported by the following factors that are specific to our incentive compensation program:
•
We allocate incentive compensation between fixed and variable, annual and long-term, and cash and equity compensation to encourage strategies and actions that are in the Company’s long-term best interests;

•	We determine annual incentive award payouts based on a variety of performance indicators, thus diversifying the risk associated with any single performance factor;
•	Our annual incentive plan is not overly leveraged and include appropriate maximum payout caps;
•	We maintain a recoupment policy that provides for the recovery of incentive compensation paid to executive officers in the event of a restatement of our financial statements;
•	We prohibit hedging and pledging of shares by our executive officers and directors to reduce risks to stockholder value; and
•	We maintain stock ownership guidelines to align the interests of our executive officers with those of our stockholders.
Stock Ownership Requirements
Our stock ownership guidelines are designed to encourage our NEOs to achieve and maintain a significant equity stake in the Company. We believe that our guidelines affirm our commitment to stock ownership and retention as a central element of our compensation philosophy. The guidelines provide that, within five years of the initial point of service in their position, our CEO and other executive officers should accumulate and hold Company stock equal to a specified multiple of their annual base salary. The Compensation Committee is charged with monitoring compliance with the stock ownership guidelines. We count awards under our equity compensation program and stock held in our 401(k) plan toward the ownership guidelines. Currently, our CEO is required to hold Company stock equal to six times’ base salary and our other NEOs are required to hold stock equal to four times’ base salary. All our NEOs are currently in compliance or within the five-year compliance period.
Recoupment of Incentive Compensation
In 2024, the Company adopted a revised Incentive Compensation Recoupment Policy that satisfies the rules promulgated by the NYSE and the SEC pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Recoupment Policy”). The Recoupment Policy provides for the prompt recovery of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Recoupment Policy is in general limited to any compensation granted, earned, or vested based wholly or in part on the attainment of one or more financial reporting measures. In general, the Company may use a broad range of recoupment methods under the policy. The Recoupment Policy does not condition recovery on the fault of the executive officer, but we are not required to recoup amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and where (i) we have already attempted to recover such amounts but the direct expenses paid to a third party in an effort to enforce the Recoupment Policy would exceed the amount to be recovered or (ii) the recovery would cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code and applicable regulations. We may not indemnify any such executive officer against the loss of such recovered compensation.

2025 PROXY STATEMENT	37

In addition to the Recoupment Policy, the Company maintains a separate policy that applies to all employees and requires recoupment of incentive compensation where an employee is found to have, among other things, (i) engaged in fraud, negligence or other misconduct; (ii) violated any risk management policies or engaged in excessive risk taking activities; (iii) violated the Company's Code of Conduct or otherwise engaged in conduct that violated ethical standards.
Hedging and Pledging of Company Stock
Our directors and officers are prohibited from hedging the value of our stock pursuant to a formal policy that bars the purchase and sale of puts, calls, options, or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, our officers and directors are not allowed to pledge Company stock as collateral or acquire Company stock on margin.
Tax and Accounting Considerations
In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To the greatest extent possible, we structure our compensation programs in a tax efficient manner. Section 162(m) of the Internal Revenue Code generally limits a public company’s corporate income tax deduction to $1 million per year for certain executives, including our NEOs. While tax deductibility is one of several factors the Compensation Committee considers in determining compensation, we have retained the flexibility to provide our executives with competitive compensation arrangements, even if a portion of their compensation is nondeductible.
Equity Compensation Grant and Award Practices
As discussed above, the urgent circumstances following the Company’s earnings release in January 2024 and the subsequent capital raise in March 2024 created an immediate need to assemble a talented management team to drive the Company’s turnaround. This process started with the hiring of Mr. Otting as President and Chief Executive Officer who was awarded a special one-time stock option grant covering 5,000,000 shares (adjusted for the July 11, 2024, 1-for-3 reverse stock split). To attract and retain key personnel, each of Mr. Otting’s direct reports, including Messrs. Davis, Nguyen, Gifford and Raffetto, received a special one-time stock option grant covering 1,000,000 shares (reverse split adjusted). Separately, Mr. DiNello received a one-time grant of stock options in consideration of his service as Executive Chairman, President and Chief Executive Officer on an interim basis. During fiscal 2024, the Compensation Committee awarded stock options to our NEOs in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed material non-public information (“MNPI”), and ending one business day after the filing or furnishing of such report (the “Designated Periods”). As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information relating to stock options awarded to NEOs in the Designated Periods occurring during fiscal year 2024.

38	2025 PROXY STATEMENT

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Awards ($)	Grant Date Fair Value of the Award ($)
Percentage change in the
closing market price of
the securities underlying the
award between the trading day
ending immediately prior to
the disclosure of MNPI and the
trading day beginning
immediately following the
disclosure of MNPI

Joseph M. Otting	March 6, 2024	5,000,000	6.00	31,500,000	-1.16
Richard Raffetto	July 29, 2024	1,000,000	10.48	4,560,000	-5.53
Reginald E. Davis	July 24, 2024	1,000,000	10.94	4,560,000	2.56
Alessandro P. DiNello	March 6, 2024	1,333,333	10.38	8,560,000	-1.16
Bao Nguyen	April 25, 2024	1,000,000	9.21	4,560,000	27.17
Craig Gifford	April 25, 2024	1,000,000	9.21	4,560,000	27.17

II. COMPENSATION COMMITTEE REPORT
The Compensation Committee is a committee of Independent Directors that is responsible for oversight and review of our compensation and benefit plans, including plans that cover our named executive officers. The foregoing Compensation Discussion and Analysis is management’s report on the Company’s executive compensation program. The Compensation Committee has reviewed the Compensation Discussion and Analysis with management. Based on this review and the Committee’s discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee

Milton Berlinski, Chairman
Marshall Lux
Steven T. Mnuchin
Allen C. Puwalski

2025 PROXY STATEMENT	39

III. EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following information is provided for the Company’s principal executive officer, principal financial officer, and the next three highest compensated executive officers of the Company (the “named executive officers” or “NEOs”) for the 2024 fiscal year. In addition, in accordance with SEC rules, the table also includes certain officers who served as principal executive officer or principal financial officer during fiscal year 2024 but who were not employed in such capacity as of December 31, 2024.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	STOCK OPTIONS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL COMPENSATION ($)
Joseph M. Otting Executive Chairman, President and CEO	2024	918,269	―	―	31,500,000	2,250,000	148,803	34,817,072
Lee. M. Smith Senior EVP/ Chief Financial Officer	2024	772,692	―	1,000,000	4,560,000	700,000	44,163	7,076,855
	2023	900,000	―	1,125,006	―	―	562,985	2,587,991
	2022	67,482	―	3,375,009	―	―	―	3,442,491
Richard Raffetto Senior EVP/President of Commercial and Private Banking	2024	258,462	900,000	―	4,560,000	700,000	234,692	6,653,154
Reginald E. Davis Senior EVP/President Consumer and Small Business Lending	2024	707,308	―	―	4,560,000	700,000	80,010	6,047,318
	2023	709,615	―	720,000	―	―	366,144	1,795,759
	2022	41,154	―	1,900,005	―	―	―	1,941,159
Bao Nguyen Senior EVP/General Counsel and Chief of Staff	2024	449,615	125,000	―	4,560,000	700,000	13,800	5,848,415
Thomas R. Cangemi Former Chief Executive Officer	2024	230,481	―	―	―	―	27,707	258,188
	2023	1,275,000	―	3,187,506	―	―	374,585	4,837,091
	2022	1,275,000	―	2,996,246	―	1,732,000	277,108	6,280,354
John J. Pinto Former Chief Financial Officer	2024	582,692	―	―	―	―	15,416	598,108
	2023	750,000	―	1,050,005	―	―	166,747	1,966,752
	2022	750,000	―	1,050,006	―	736,000	100,167	2,636,173
Craig Gifford Former Chief Financial Officer	2024	455,000	―	―	4,560,000	500,000	63,821	5,578,821
Alessandro P. DiNello Former Executive Chairman, President and Chief Executive Officer	2024	450,000	―	4,112,666	8,560,000	―	―	13,122,666

(1)
Mr. Otting joined the Company in March 2024 and Mr. Nguyen joined the Company in April 2024. Mr. Raffetto joined the Company in July 2024. Mr. Cangemi resigned from his position on February 23, 2024, and Mr. Pinto ended his service as the Company’s Chief Financial Officer on April12, 2024, and continued employment through October 11, 2024, in an advisory role. Mr. Gifford joined the Company as Chief Financial Officer in April 2024 and transitioned to an advisory role in December 2024. Mr. DiNello has served as a member of the Board since December 2022 and also served as Executive Chairman from February 6, 2024, to June 5, 2024, and Chief Executive Officer from February 29, 2024, to March 31,2024.

40	2025 PROXY STATEMENT

(2)
Represents a signing bonus paid to the executive upon commencement of employment. The bonus was subject to a clawback requirement if the executive left employment prior to the first anniversary of employment.

(3)
Represents the grant date fair value of restricted stock unit awards under the Company’s 2020 Omnibus Incentive Plan computed in accordance with FASB ASC Topic 718. The methodology and the assumptions used in the calculation of these amounts are included in Note 14, “Stock Based Compensation,” of our consolidated financial statements filed with the SEC in our 2024 Form 10-K. Mr. Smith received a one-time restricted stock unit award in recognition of his role in the sale of the Company’s mortgage business. The award vests in equal annual installments over three years. For Mr. DiNello, the column includes the value of a restricted stock unit award covering 49,757 shares that represented 50% of his salary while serving as Executive Chairman, President and Chief Executive Officer.

(4)
Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The methodology and the assumptions used to value the option awards reported in this column appear in Note 14, “Stock-Based Compensation,” of our consolidated financial statements filed with the SEC in the 2024 Form10-K. Messrs. Otting, Raffetto, Nguyen and Gifford received stock option grants in 2024 in the form of an inducement award under NYSE Rule 303A.08 and not under the Company’s 2020 Omnibus Incentive Plan. Mr. Gifford forfeited his stock option grant when his advisory role ended on March 31, 2025. Messrs. Smith, Davis and DiNello received stock option grants under the 2020 Omnibus Incentive Plan. The one-time option grants for Messrs. Otting, Raffetto, Nguyen, Gifford, Smith, and Davis will vest over a three-year period and are expected to be the primary form of long-term incentive pay for the executives over an extended period of three years. Mr. DiNello’s 2024 stock option award became exercisable on the first anniversary of the grant date and expires on the tenth anniversary of the grant date of March 6, 2024.

(5)
Represents a cash award under the Company’s 2024 annual incentive plan. For additional information concerning the 2024 plan, see Compensation Discussion and Analysis and the 2024 Grants of Plan-Based Awards table below.

(6)	The following table sets forth the components of the All Other Compensation column in 2024:

Executive	Dividends and Dividend Equivalents ($)	Life Insurance Imputed Income ($)	Relocation Expense ($)	Tax Gross up on Relocation Expense ($)	Retirement Plan Contributions ($)	Total ($)
Mr. Otting	―	―	96,363	38,640	13,800	148,803
Mr. Smith	44,163	―	―	―	―	44,163
Mr. Raffetto	―	―	225,000	―	9,692	234,692
Mr. Davis	66,210	―	―	―	13,800	80,010
Mr. Nguyen	―	―	―	―	13,800	13,800
Mr. Cangemi	15,155	2,138	―	―	10,414	27,707
Mr. Pinto	6,048	3,417	―	―	5,951	15,416
Mr. Gifford	―	―	50,021	―	13,800	63,821
Mr. DiNello	―	―	―	―	―	―

2025 PROXY STATEMENT	41

2024 Grants of Plan-Based Awards
The following table provides information concerning awards made in 2024 to the named executive officers under the Company’s incentive compensation program. Messrs. Cangemi and Pinto did not participate in the 2024 incentive compensation programs.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise Price or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(5) ($)
EXECUTIVE	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Mr. Otting	Annual Incentive	―	―	2,250,000	4,500,000	―	―	―	―	―	―	―
	Stock Options	3/6/24	―	―	―	―	―	―	―	5,000,000	6.00	31,500,000
Mr. Smith	Annual Incentive	―	―	700,000	1,400,000	―	―	―	―	―	―	―
	Stock Awards	12/27/24	―	―	―	―	―	―	110,742	―	―	1,000,000
	Stock Options	6/21/24	―	―	―	―	―	―	―	1,000,000	9.18	4,560,000
Mr. Raffetto	Annual Incentive	―	―	700,000	1,400,000	―	―	―	―	―	―	―
	Stock Options	7/29/24	―	―	―	―	―	―	―	1,000,000	10.48	4,560,000
Mr. Davis	Annual Incentive	―	―	700,000	1,400,000	―	―	―	―	―	―	―
	Stock Options	7/24/24	―	―	―	―	―	―	―	1,000,000	10.94	4,560,000
Mr. Nguyen	Annual Incentive	―	―	700,000	1,400,000	―	―	―	―	―	―	―
	Stock Options	4/25/24	―	―	―	―	―	―	―	1,000,000	9.21	4,560,000
Mr. Gifford	Annual Incentive	―	―	700,000	1,400,000	―	―	―	―	―	―	―
	Stock Options	4/25/24	―	―	―	―	―	―	―	1,000,000	9.21	4,560,000
Mr. Dinello	Stock Award	3/6/24	―	―	―	―	―	―	563,333	―	―	3,633,500
	Stock Award	4/1/24	―	―	―	―	―	―	49,757	―	―	479,166
	Stock Options	3/6/24	―	―	―	―	―	―	―	1,333,333	10.38	8,560,000

(1)
Represents award opportunities under the Company-wide 2024 Annual Incentive Plan. As provided in his employment offer term sheet, Mr. Otting’s award opportunities were set at the indicated target and maximum levels. For Messrs. Raffetto, Nguyen, and Gifford, the target award opportunity was set at one times’ base salary, and the maximum award opportunity was set at two times ’base salary in accordance with the terms of the plan. The target award opportunities for Messrs. Smith and Davis were set under applicable provisions of their employment agreements and the maximum award opportunities were set at two times’ base salary in accordance with the terms of the plan. The plan did not set a threshold award level. See, Compensation Discussion and Analysis for more information regarding the 2024 plan. Messrs. Cangemi, Pinto, and DiNello did not participate in the 2024 Annual Incentive Plan.

42	2025 PROXY STATEMENT

(2)
In light of the significant equity awards made to attract and retain key management personnel during 2024, the Company did not maintain a formal equity-based incentive program in 2024 for the named executive officers.

(3)	Mr. Smith’s restricted stock unit award vests in equal installments over a three-year period. Mr. DiNello’s 2024 restricted stock unit awards vested on the first anniversary of the grant date.
(4)
Mr. Otting’s stock options vest in equal installments on a quarterly basis over 12 quarters and expire on the tenth anniversary of the grant date. The stock options awarded to Messrs. Smith, Raffetto, Davis and Nguyen vest in equal annual installments over a three-year period and expire on the seventh anniversary of the grant date. Mr. DiNello’s 2024 stock option award became exercisable on the first anniversary of the grant date and expires on the tenth anniversary of the grant date.

(5)
Amounts shown represent the grant date fair value of equity awards granted to the NEOs in fiscal 2024 calculated in accordance with FASB ASC Topic 718. The methodology and assumptions used to value the option awards reported in this column appear in Note 14, “Stock-Based Compensation,” of our consolidated financial statements filed with the SEC in the 2024 Form 10-K.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to outstanding stock options and stock awards held by the NEOs at December 31, 2024.

Executive	Number of Securities Underlying Unexercised Stock Options (Exercisable)	Number of Securities Underlying Unexercised Stock Options (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested	Market Value of Shares of Stock Awards That Have Not Vested ($)
Mr. Otting	1,249,998	3,750,002	6.00	3/6/34	―	―
Mr. Smith	―	1,000,000	9.18	6/21/31	224,624	2,055,310
Mr. Raffetto	―	1,000,000	10.48	7/29/31	―	―
Mr. Davis	―	1,000,000	10.94	7/24/31	75,879	694,293
Mr. Nguyen	―	1,000,000	9.21	4/25/31	―	―
Mr. Gifford	―	1,000,000	9.21	4/25/31	―	―
Mr. DiNello	―	1,333,333	10.38	3/6/24	613,090	5,609,774

Stock Vested
The following table provides information concerning the vesting of restricted stock and restricted stock unit awards during the 2024 fiscal year. The named executive officers did not exercise stock options during the 2024 fiscal year. Mr. Cangemi and Mr. Pinto vested in stock awards granted in prior years during their period of employment in 2024.

	Stock Award Vesting
Executive	Shares Acquired on Vesting	Value Realized on Vesting ($)
Mr. Smith	34,504	403,179
Mr. Davis	29,450	323,466
Mr. Cangemi	19,399	581,970
Mr. Pinto	15,383	284,265

2025 PROXY STATEMENT	43

Potential Post-Termination Payments and Benefits
Our NEOs are eligible to receive various payments or benefits in connection with a termination of employment. These payments and benefits may be reflected in the terms of employment agreements, equity grants, and other plans or programs in which they participate. The extent to which our NEOs receive such payments or benefits, if any, depends on the circumstances in which they terminate employment. The following discussion provides a summary of the arrangements that were in effect on December 31, 2024, that would provide for payments or benefits for a NEO in connection with a termination of employment in specified circumstances.
•	Mr. Otting
In connection with his appointment as President and Chief Executive Officer of the Company on April 1, 2024, Mr. Otting entered into an employment agreement with a term expiring on March 31, 2027. The agreement sets Mr. Otting’s annual base compensation at $1,250,000 (subject to annual review) and establishes an annual short-term incentive target of $2,250,000, and a maximum incentive opportunity equal to 200 percent of target. In addition, Mr. Otting is eligible to participate in the Company’s long-term equity incentive program on terms established by the Board.
If Mr. Otting’s employment is terminated by the Company without cause (as defined in the agreement) or if Mr. Otting terminates employment for good reason (as defined in the agreement), the agreement provides, that upon his execution of a general release of claims, the Company will (i) pay Mr. Otting a lump sum amount equal to the sum of base salary and target bonus (in the amount and percentage in effect on his termination date) that Mr. Otting would have received over the then remaining term of the agreement (but not less than one (1) times the sum of his then current base salary and target bonus); (ii) vest all outstanding equity awards (with performance awards deemed earned at target) and provide that all outstanding stock option awards will remain exercisable for the remainder of their full terms; and (iii) continue to provide Mr. Otting with health care coverage until the earlier of eighteen (18) months or until he becomes eligible for health care coverage under the plan of a subsequent employer. If Mr. Otting is terminated for cause or if Mr. Otting terminates employment without good reason, the agreement provides for payment of accrued salary and paid time off through the termination date (the “accrued benefits”) and, if the termination is without good reason, the payment of any unpaid cash bonus attributable to the last fiscal year. In the event of Mr. Otting’s death or disability during the term of the agreement, accrued benefits would be paid to him or his estate and all outstanding equity awards would vest with stock options remaining exercisable for their full term. If any payments or benefits provided to Mr. Otting under the agreement or otherwise would result in “excess parachute payments” under Section 280G of the Internal Revenue Code, the agreement would apply a “best net benefits” approach that reduces the payments and benefits to the extent necessary to avoid triggering the excise tax under Section 4999 of the Internal Revenue Code but only if the reduction would result in a greater after-tax amount payable to the executive as compared to the amount he would receive net of the excise tax if no reduction were made.
Concurrent with the execution of his employment agreement, Mr. Otting executed a separate agreement that for a one (1) year period following his termination of employment for any reason (i) restricts his ability to perform services in any capacity for a financial institution engaged in lines of business that are the same as the Company and (ii) bars the solicitation of customers and employees. In addition, Mr. Otting is subject to restrictions on his use of confidential company information (as defined in the agreement) while employed by the Company and thereafter.
•	Messrs. Smith and Davis
Messrs. Smith and Davis entered into substantially similar employment agreements with the Company and Flagstar Bank when they joined the Company in December 2022. The initial term of each agreement was three years with annual extensions thereafter. Under each agreement, base compensation is subject to annual review, and each executive has a specified annual short-term incentive target for Messrs. Smith and Davis (currently 100% of base compensation). Both executives were also eligible to participate in the Company’s long-term equity incentive program and to receive employee benefits generally provided to employees of the Company.
If either executive’s employment is terminated by the Company without cause, or the executive terminates for good reason (in each case, as defined in the agreement), and subject to execution of a release of claims, he would receive the

44	2025 PROXY STATEMENT

following payments and benefits: (i) cash severance equal to the sum of his annual base salary and his target annual cash bonus amount under the Company’s short term cash incentive program; (ii) a payment equal to a pro rata portion of his annual cash bonus for the year in which his termination occurs, based on the actual level of achievement of the applicable performance goals and payable on the date that bonuses under the annual cash bonus program are paid to officers generally; (iii) reimbursement for health insurance continuation coverage for up to 12 months; and (iv) any unvested equity awards would vest with any performance-based award vesting based on actual performance through the date of termination. However, if such termination occurred within the period beginning three months prior to and ending 12 months following a change in control (as defined in the agreement), (i) cash severance would equal two times the sum of base salary plus the target annual cash bonus and (ii) health continuation coverage would be provided for up to 18 months. If the change in control related benefits provided to each executive under the agreements or otherwise would result in “excess parachute payments” under Section 280G of the Internal Revenue Code, the agreements would apply a “best net benefits” approach that reduces the payments and benefits to the extent necessary to avoid triggering the excise tax under Section 4999 of the Internal Revenue Code if the reduction would result in a greater after-tax amount payable to the executive as compared to the amount he would receive net of the excise tax if no reduction were made. The agreement also provides that, if Mr. Smith or Mr. Davis terminated employment by reason of death or disability while the agreement is in effect, all outstanding equity awards would vest.
Under the agreements, Mr. Smith and Mr. Davis are subject to restrictive covenants relating to non-competition and non-solicitation of employees and customers for a period of one year following his termination for any reason, in addition to confidentiality provisions that apply at all times after termination for any reason.

2025 PROXY STATEMENT	45

Post Termination Benefit Table
The following table summarizes the benefits that could be payable to Messrs. Otting, Smith, and Davis, as of December 31, 2024, in various termination scenarios. All amounts are shown in dollars.(1)

	MR. OTTING	MR. SMITH	MR. DAVIS
Death:
Accelerated Equity Award Vesting	12,485,835	2,095,743	707,951
Executive Life Insurance	—	1,400,000	—
Total	12,485,835	3,495,743	707,951
Disability:
Accelerated Equity Award Vesting	12,485,835	2,095,743	707,951
Total	12,485,835	2,095,743	707,951
Voluntary Termination Not for Good Reason or Termination for Cause:
Total	—	—	__
Involuntary Termination by Company without Cause or Resignation by Executive for Good Reason Prior to Change in Control:
Employment Agreement	8,166,667	1,400,000	1,400,000
Accelerated Equity Award Vesting	12,485,835	2,095,743	707,951
Company-Paid Benefits	25,000	16,667	16,667
Total	20,677,502	3,508,243	2,124,618
Involuntary Termination by Company without Cause or Resignation by Executive for Good Reason Upon or After Change in Control:
Employment Agreement	8,166,667	2,800,000	2,800,000
Accelerated Equity Award Vesting	12,485,385	2,095,743	707,951
Company-Paid Benefits	25,000	16,667	16,667
Total	20,677,502	4,912,410	3,524,618

(1)
The termination benefits payable to Messrs. Otting, Smith, and Davis in connection with a change in control have not been adjusted to reflect the reduction, if any, required under the “best net benefit” provision in their respective employment agreements. The dollar amounts indicated for accelerated equity award vesting are based on the $9.33 closing price of the Company’s stock on December 31, 2024. As of December 31, 2024, Messrs. Raffetto, Nguyen and Gifford were not party to arrangements that provided for post-termination benefits, other than stock option award agreements that provided for accelerated vesting in the event of death or disability. However, as of December 31, 2024, the stock options awarded to Messrs. Raffetto, Nguyen, and Gifford were out-of-the money. The vesting of equity awards granted to Mr. DiNello in connection with his service as an executive officer during 2024 would have accelerated upon his death or disability on December 31, 2024. As of December 31, 2024, Mr. DiNello had unvested restricted units with a value of $5,720,130. Mr. DiNello’s 2024 stock option award was out-of-the-money on December 31, 2024. All of Mr. DiNello’s equity awards vested on the first anniversary of the grant date. See, Grants of Plan-Based Awards table for additional information concerning the equity awards Mr. DiNello received while serving as an executive officer.

CEO Pay Ratio (464:1)
The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require us to report information about the ratio between the annual total compensation of our median employee and Mr. Otting, our Chief Executive Officer. For 2024, our last completed fiscal year, the pay ratio, and the methodology used to determine the pay ratio, was as follows:
•	Mr. Otting’s total compensation was $34,817,072.
•	The total compensation of the employee we identified as our median employee was $74,960.

46	2025 PROXY STATEMENT

•	Based on the foregoing, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 464 to 1.
As permitted by SEC rules, the following supplemental information provides additional context for the 2024 CEO pay ratio:
•
As an inducement to join and lead the turnaround of the Company in March 2024, Mr. Otting received a one-time stock option award with a grant date fair value of $31,500,000, which vest quarterly over a three-year period. If the value of this one-time award were excluded from Mr. Otting’s 2024 total compensation, the ratio of Mr. Otting’s adjusted annual total compensation ($3,317,072) to the annual total compensation of our median employee ($74,960) would be 44 to 1. This adjusted 2024 CEO pay ratio is significantly below the CEO pay ratio in each of the last three fiscal years preceding Mr. Otting’s appointment as CEO: 2021 – 109:1; 2022 – 90:1; and 2023 – 70:1.

We used the following methodology to identify our median employee and determine our median employee’s total compensation:
•	We selected December 31, 2024, as our determination date. As of December 31, 2024, we had 7,369 employees, including all full-time, part-time, and temporary employees.
•
As permitted by SEC regulations, we selected a “consistently applied compensation measure” to identify our median employee. The compensation measure we used to identify our median employee was “base compensation” which applies uniformly to all our employees. We annualized base compensation for full-time and part-time employees who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•
After identifying the median employee, we analyzed the median employee’s total compensation by applying the methodology applicable to determining our CEO’s total compensation in the Summary Compensation Table. Based on this analysis, the annual total compensation of our median employee was $74,960.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC regulations. Our peers may report pay ratios that are not directly comparable to ours as a result of differences in the composition of each company’s workforce and the assumptions and methodologies used in calculating the pay ratio as permitted by SEC regulations.

2025 PROXY STATEMENT	47

IV. PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of SEC Regulation S-K, the Company is providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see Compensation Discussion and Analysis.
The following table reports the compensation of our CEO and the average compensation of the other named executive officers (the “Other NEOs”) as reported in the Summary Compensation Table (“SCT”) for the past five fiscal years, as well as their “compensation actually paid” (or “CAP”) as calculated pursuant to recently adopted SEC rules, and certain performance measures required by the rules.

											Value of Initial Fixed $00 Investment Based On:
	SCT Total for CEO[1]	CAP to CEO[2]	SCT Total for CEO[1]	CAP to CEO[2]	SCT Total for CEO[1]	CAP to CEO[2]	SCT Total for CEO[1]	CAP to CEO[2]	Average SCT Total for Other NEOs[1]	Average CAP to Other NEOs[2]	Total Shareholder Return[3]	S&P U.S. BMI Bank Index	Net (Loss) Income[4]	Diluted EPS[5]
Year	(Mr. Otting)	(Mr. Otting)	(Mr. Dinello)	(Mr. Dinello)	(Mr. Cangemi)	(Mr. Cangemi)	(Mr. Ficalora)	(Mr. Ficalora)	($)	($)	($)	($)	($ in millions)	($)
2024	34,817,072	28,467,075	13,122,666	12,355,928	258,188	(8,096,879)	—	—	5,300,456	3,729,311	34.14	143.68	(1,118)	(3.49)
2023	—	—	—	—	4,837,091	6,324,186	—	—	1,918,769	2,473,292	110.61	107.32	(79)	(0.49)
2022	—	—	—	—	6,280,354	4,408,948	—	—	4,504,698	3,471,410	87.19	98.38	650	3.77
2021	—	—	—	—	8,652,305	9,452,320	—	—	2,653,231	2,993,324	115.54	118.61	596	1.20
2020	—	—	—	—	—	—	5,095,874	(6,769,897)	2,607,607	2,383,152	94.18	87.24	511	1.02

(1)
Joseph Otting, Alessandro DiNello, and Thomas R. Cangemi were CEO in 2024. Thomas R. Cangemi was the CEO for 2023, 2022 and 2021, and Joseph R. Ficalora was the CEO for 2020. The Non-CEO Named Executive Officers (NEOs) for 2024 are Bao Nguyen, Craig Gifford, John J. Pinto, Lee Smith, Reginald Davis, and Richard Raffetto. The Non-CEOs for 2023 were John J. Pinto, John T. Adams, Lee Smith, and Reginald Davis. The Non-CEOs for 2022 were Robert Wann, John J. Pinto, John T. Adams, Lee Smith, and Reginald Davis. The Non-CEOs for 2021 were Robert Wann, John J. Pinto, John T. Adams, and R. Patrick Quinn. The Non-CEOs for 2020 were Robert Wann, Thomas R. Cangemi, John J. Pinto and John T. Adams.

48	2025 PROXY STATEMENT

(2)
The amounts reported in these columns represent the amount of Compensation Actually Paid to Joseph Otting, Alessandro DiNello, and Thomas R. Cangemi, and average amount of Compensation Actually Paid to Other NEO’s as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Otting, Mr. DiNello, Mr. Cangemi and the Other NEO’s during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the SCT to determine the Compensation Actually Paid:

	CEO MR. OTTING	CEO MR. DINELLO	CEO MR. CANGEMI	AVERAGE OF OTHER NEO’S
ADJUSTMENTS	2024	2024	2024	2024
Total Compensation as reported in the Summary Compensation Table ("SCT")	$34,817,072	$13,122,666	$258,188	$5,300,456
Pension values as reported in SCT	$—	$—	$—	$—
Fair value of equity awards granted during fiscal year	$(31,500,000)	$(12,672,666)	$—	$(3,966,667)
Pension value attributable to current years’ service and any change in pension value attributable to plan amendments made in current year	$—	$—	$—	$—
Fair value of equity compensation granted in current year - value at year-end	$19,625,011	$11,905,928	$—	$3,731,648
Dividends paid on stock in the covered fiscal year prior the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$1,489
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$—	$—	$—	$(675,550)
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$—	$—	$(13,386)	$(237,324)
Fair value of Awards granted and vested in current fiscal year	$5,524,991	$—	$—	$—
Fair value of awards forfeited in current fiscal year determined at the end of prior fiscal year	$—	$—	$(7,747,238)	$(389,380)
Forfeited dividends	$—	$—	$(594,443)	$(35,362)
Compensation Actually Paid	$28,467,075	$12,355,928	$ (8,096,879)	$3,729,311

(3)
The Peer Group TSR set forth in this table utilizes the S&P U.S. BMI Banks Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the company and in the S&P U.S. BMI Banks Index, respectively, and assumes reinvestment of all dividends. Historical stock performance is not necessarily indicative of future stock performance.

(4)	2024 Net (loss) income as reported on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(5)	Diluted EPS amounts for 2021 and 2020 have not been adjusted to reflect the impact of the one-for-three reverse stock split announced by the Company on June 27, 2024, that was effective July 11, 2024.

2025 PROXY STATEMENT	49

Financial Performance Measures
The metrics that the Company uses for short- and long-term incentive plans are selected to drive the creation of shareholder value through positive business results. The most important financial performance measures used by the Company to link Compensation Actually Paid to NEOs to the Company’s performance for the most recently completed fiscal year are:
•	Total Shareholder Return
•	Net (Loss) Income
•	Diluted Earnings Per Share
Pay Versus Performance Relationship Disclosures
In accordance with SEC rules, the following charts illustrate how the compensation actually paid of our Named Executive Officers aligns with the Company’s financial performance as measured by total shareholder return (TSR), net income, and Diluted Earnings Per Share (EPS).
Compensation Actually Paid1 compared to TSR:

50	2025 PROXY STATEMENT

Compensation Actually Paid1 compared to Net (Loss) Income:

Compensation Actually Paid1 compared to Diluted EPS2:

(1)	2024 Compensation Actually Paid (CAP) to CEO aggregates compensation actually paid to the three CEO’s during 2024.
(2)	Diluted EPS amounts for 2021 and 2020 have not been adjusted to reflect the impact of the one-for-three reverse stock split announced by the Company on June 27, 2024, that was effective July 11, 2024.

2025 PROXY STATEMENT	51

Proposal 1: Election of Directors
All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee. No director nominee being nominated as a director is being proposed for election pursuant to any arrangement or understanding between any such director nominee and the Company. Mr. Callanan was nominated to the Board by the Liberty Investors to serve as a director on the Board pursuant to the Liberty Investors’ rights under the Liberty Investment Agreement.
The Board of Directors currently consists of nine members. All directors presently serve as directors of the Company and the Bank. Directors of the Board are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The board of directors recommends that you vote “for” the election of each of the nominees named in this proxy statement.

The nominees proposed for election at this year’s Annual Meeting are Brian R. Callanan, Marshall Lux, and Allen C. Puwalski.
The Nominating and Corporate Governance Committee approved, and recommended to the Board of Directors, the director nominees standing for election at the 2025 Annual Meeting. All of the nominees proposed for election at the 2025 Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.
In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve. If a nominee is not elected by the requisite vote, he must tender his or her irrevocable contingent resignation, and the Board, through a process originated by the Nominating and Corporate Governance Committee, will decide whether to accept the resignation. It is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned without voting instructions, will be voted “FOR” the election of each of the nominees proposed by the Board of Directors.

52	2025 PROXY STATEMENT

VOTE REQUIRED FOR APPROVAL
Directors will be elected by a majority of the votes cast in connection with their election.
The following table indicates the names, ages, tenure, and principal professional experience of the current members of our Board of Directors as of the Record Date:

NAME	INDEPENDENT	AGE	DIRECTOR SINCE	PRINCIPAL PROFESSIONAL EXPERIENCE
Milton Berlinski	Yes	68	2024	Investment Banking
Brian R. Callanan	Yes	44	2024	Investment Banking, Government
Alessandro P. DiNello	No	70	2022	Banking
Alan Frank	Yes	73	2024	Auditing
Marshall Lux	Yes	65	2022	Banking, Insurance, FinTech
Steven T. Mnuchin	Yes	62	2024	Investment Banking, Government
Joseph M. Otting	No	67	2024	Banking, Government, Regulatory
Allen C. Puwalski	Yes	60	2024	Banking, Forensic Accounting, Regulatory
Jennifer R. Whip	Yes	64	2022	Mortgage Lending

2025 PROXY STATEMENT	53

The following table presents a summary of the various experience, expertise, and/or attributes of our Board members as of the Record Date:

SKILLS, EXPERIENCE AND ATTRIBUTES OF OUR BOARD OF DIRECTORS	TOTAL
Leadership / Executive Management Experience operating in an executive leadership position demonstrating the ability to understand and direct business operations, analyze risk, manage human capital, oversee implementation of organizational change and deliver strategic plans.	[9]
Financial Services / Banking Industry Board or management experience in retail banking, commercial banking, mortgage lending, mortgage servicing, consumer lending, small business banking, investment banking and/or other financial services.	[9]
Technology / Systems Leadership and understanding of technology, digital platforms and cyber risk	[6]
Public Accounting and Financial Reporting Experience assessing or overseeing performance of companies or public accounting firms regarding preparation, auditing or evaluation of financial statements	[9]
Public Company Corporate Governance Experience serving as a board member or senior executive at a public company and/or experience with public company governance issues, policies and best practices.	[9]
Business Operations and Strategic Planning Experience setting long-term corporate vision and goals, developing products and services, evaluating competitive position and assessing progress toward achievement	[9]
Compliance / Regulatory / Legal Experience with regulated businesses, regulatory requirements and compliance, legal expertise, and relationships with federal and state agencies.	[9]
Risk Management Significant understanding and experience with identification, assessment and oversight of risk management programs and practices	[8]
Real Estate / Housing Board or management experience in multi-family real estate and lending, commercial real estate and lending, construction and industrial real estate and lending, residential mortgage lending, and mortgage servicing	[8]
Sustainability, Charitable, or other Corporate Responsibility Experience and leadership in embracing corporate responsibility and encouraging a positive impact through philanthropic efforts, volunteering, charitable giving, and other activities related to the environment, consumers, employees, and communities.	[6]
Human Capital Management and Compensation Understanding executive compensation issues, succession planning, talent management and development	[7]

54	2025 PROXY STATEMENT

DIRECTOR QUALIFICATIONS AND BUSINESS EXPERIENCE
The following provides information about each member of the Company’s Board of Directors, including their business experience, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that each should serve as a director of the Company. Ages presented are as of the Record Date.
Nominees:

Director since: 2024 Age: 44 Committees: Audit Risk Assessment
Brian R. Callanan

BUSINESS EXPERIENCE:

Mr. Callanan is a Senior Managing Director and General Counsel at Liberty Strategic Capital, a Washington, D.C.-based private equity firm with approximately $3 billion in assets under management. He serves on the firm’s Investment Committee, leads its legal function, and plays an active role in the firm’s financial sector investment efforts. He also serves on the Board of Directors of Zimperium Inc., a leading mobile cybersecurity business. Prior to joining Liberty, Mr. Callanan served as General Counsel of the U.S. Department of the Treasury from 2019 to 2021, leading a team of approximately 2,000 lawyers across the department and its bureaus. As Chief Legal Officer, Mr. Callanan played a key role on major Treasury initiatives including the implementation of historic economic rescue programs in response to COVID-19, the design of new economic sanctions, the expansion of national security reviews of foreign investment, and the implementation of tax reform. As Deputy General Counsel from 2017 to 2019, he managed major litigation and advised on regulatory reform efforts, among other responsibilities. For his service, he received the Alexander Hamilton Award, the department’s highest honor. Mr. Callanan previously worked in private practice as a litigator in Washington, D.C., where he represented clients across a range of industries in regulatory litigation and government investigations. He also previously served as Staff Director and General Counsel of the U.S. Senate Permanent Subcommittee on Investigations and served as a senior advisor to Senator Rob Portman. A graduate of Harvard Law School and Claremont McKenna College, Mr. Callanan clerked for Judge A. Raymond Randolph of the U.S. Court of Appeals for the District of Columbia Circuit.

QUALIFICATIONS:

Mr. Callanan’s government and legal experience are beneficial to the Company in its regulatory relationships and its transformation and maturity as a Category IV bank.

2025 PROXY STATEMENT	55

Director since: 2022 Age: 65 Committees: Compensation Nominating and Corp. Governance Risk Assessment Technology (Chair) Other Public Company Directorships: Mphasis Corporation
Marshall Lux

BUSINESS EXPERIENCE:
Mr. Lux is a prominent financial services industry professional whose career spans nearly four decades and crosses a broad variety of financial industry subsectors, including consumer finance, commercial banks, insurance companies, broker/dealers, wealth and asset management firms, card companies, private equity, and FinTechs. Mr. Lux’s experiences at McKinsey & Company and elsewhere during his career included advising financial institutions regarding various risk and compliance matters, including in consumer compliance matters relating to retail banking, mortgage lending, and other lending. Throughout his career he has built strong relationships as a trusted advisor to C-suite executives.

He attended Princeton University as an undergraduate and Harvard Business School for his graduate studies. Upon graduating from Harvard in 1986, Mr. Lux began working at McKinsey & Company, where he advised companies on core strategies and operational issues, including with respect to consumer compliance issues, mergers and merger integration, new product design and rollout, expense management, credit quality, crisis management, and capital initiatives.

Mr. Lux left McKinsey as a Senior Partner after nearly 20 years to join one of his clients, J.P. Morgan, as Global Chief Risk Officer for Chase Consumer Bank. In this capacity, he managed a staff of 10,000 employees around the world, reported to the Company’s Board of Directors, and worked hand-in-hand on the Consumer Bank risk strategy with CEO Jamie Dimon. During his tenure at JP Morgan, he developed a number of risk strategies and models which helped successfully steer the bank through the mortgage crisis, also advising regarding various consumer compliance matters relating to JPMC’s mortgage lending.

In 2009 he left J.P. Morgan to return to his consulting roots with the Boston Consulting Group (“BCG”) where he was their first directly elected Senior Partner, advising many of the same financial services companies that he had advised earlier in his career. At BCG, Mr. Lux continues his focus on advising financial service companies, including residential mortgage lenders and other consumer credit providers.

In 2014, he transitioned from a Senior Partner at BCG to a Senior Advisor. He currently is a member of the board of directors of Mphasis (NSE: MPHASIS) and previously served on the former publicly traded global IT company, DHB Capital Corp. Additionally, he serves on the boards of a privately held small business lender and a privately held global IT platform solutions company. He is also a director of the Guardian Life Mutual Funds, a wealth management arm of the Guardian Life Insurance Company. In addition to his board involvement, Mr. Lux also advises a number of FinTech companies that are involved in payment systems, mortgage lending, digital assets, cybersecurity, and wealth management.

QUALIFICATIONS:

Mr. Lux’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Bank.

56	2025 PROXY STATEMENT

Director since: 2024 Age: 60 Committees: Audit Compensation Risk Assessment (Chair)
Allen C. Puwalski

BUSINESS EXPERIENCE:
Mr. Puwalski started his 30-year career in banking as a field examiner and capital markets specialist for the FDIC in its New York region following the commercial real estate crisis of the late 1980s. When he left the FDIC in 2004, he was the Chief of Bank Analysis in the FDIC’s Division of Insurance and was managing the analysis, publications, and policy development of a 15-person multi-disciplinary team of PhD economists, CPAs, CFAs, and commissioned bank examiners. The substantive work of this group included bank failure projection modeling, early development of bank stress testing, and the quantitative justification for risk-based deposit insurance pricing.

After several years as a global financial sector team lead for CFRA, an independent research firm specializing in forensic accounting research and analytics, Mr. Puwalski joined Paulson and Co. in 2007 as the firm’s first financials sector specialist. At Paulson, Mr. Puwalski executed complex transactions with high returns across the full capital structure in both liquid and PE-style investing in the U.S. and Europe. Mr. Puwalski was also a director at OneWest Bank, N.A. prior to its sale to CIT Group Inc. in 2015, and headed the community bank strategy for SoFi Technologies during its bank chartering and listing process.

At present, Mr. Puwalski is a founding partner of Cybiont Capital, LLC, a company specializing in fundamental bank analysis and advising in community bank investing.

Mr. Puwalski earned a Bachelor of Arts degree in economics and certificate of finance from the University of Maryland, Baltimore County, and he is a Chartered Financial Analyst.

QUALIFICATIONS:
With his extensive experience in banking, finance, forensic accounting, and regulatory examinations, Mr. Puwalski brings valuable insight to the Board of the Company and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Bank.

2025 PROXY STATEMENT	57

Current Directors:

Director since: 2024 Age: 68 Committees: Compensation (Chair) Executive Nominating and Corp. Governance
Milton Berlinski

BUSINESS EXPERIENCE:
Mr. Berlinski in 2013 co-founded Reverence Capital Partners, L.P., a private investment firm focused on three complementary strategies: (i) financial services-focused private equity, (ii) opportunistic, structured credit, and (iii) real estate solutions. Reverence Capital Partners, L.P. manages in excess of $10 billion in assets under management and focuses on thematic investing in leading global financial services businesses. Mr. Berlinski co-founded Reverence Capital Partners, L.P. after concluding a 26-year career at Goldman Sachs. He joined Goldman Sachs in 1986 and served as a founding member of the Financial Institutions Group in Investment Banking, focusing on banks, consumer and commercial finance companies, asset management, insurance, and capital markets. Mr. Berlinski also served as Head of Strategy and Corporate Development both before and after Goldman Sachs’ IPO, assisting the firm’s Executive Office and division leaders to create and execute a strategy to build out Goldman Sachs’ global footprint. For the final 10 years of his Goldman Sachs tenure, Mr. Berlinski had global responsibility for coverage of the firm’s financial sponsor and hedge fund clients, overseeing a dramatic increase in revenue from the business and working alongside Goldman Sachs’ Merchant Banking team on co-investment opportunities in transactions involving the firm’s clients.

Mr. Berlinski has led or executed over 300 transactions in financial services across all subsectors, including numerous strategic acquisitions by Goldman Sachs. Mr. Berlinski was a member of the Operating Committee and the Compensation Committee during his time at Goldman Sachs. He received a BA in engineering from California State University, Northridge, in 1978 and an MBA from the Wharton School of the University of Pennsylvania in 1980.

Mr. Berlinski serves on the board of directors for Russell Investments, Venerable Holdings (HoldCo), Transact, Osaic (f/k/a Advisor Group), DMG Bancshares, Ministry Brands, Allspring Global Investments, CAIS, SEIA, and EverBank (f/k/a TIAA Bank). He formerly served on the board of directors for Kabbage, Obra Capital, Diamond Resorts, and Victory Capital (NASDAQ: VCTR). He also serves on the board of the Ronald McDonald House, the Advisory Board of the Wharton School and The Mount Sinai Department of Surgery Advisory Board. He is a board member of the New America Alliance, supporting Latino leadership in entrepreneurship, corporate America, and public service. In addition, he serves on the board of directors of Sponsors for Educational Opportunity (SEO), which has made a lifetime of achievement possible for nearly 20,000 talented young people from underserved and underrepresented communities around the United States.

QUALIFICATIONS:
Mr. Berlinski brings years of banking and acquisitions experience to the Company advancing the Board’s objective of maintaining a membership of experienced dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Bank.

58	2025 PROXY STATEMENT

Director since: 2022 Age: 70 Committees: Technology Executive
Alessandro P. DiNello

BUSINESS EXPERIENCE:
Mr. DiNello serves as a Director of the Company and the Bank. From December 2022 through June 5, 2024, he served as Non-Executive Chairman of both the Company and the Bank Boards. He served as President and Chief Executive Officer of the Company from February 23, 2024, through Mr. Otting’s appointment as President and Chief Executive Officer on April 1, 2024.

Prior to the Flagstar/New York Community merger on December 1, 2022, he served as President, CEO, and a Director of Flagstar Bank, F.S.B. (now chartered as Flagstar Bank, N.A.) and Flagstar Bancorp, Inc., since mid-2013. Before that, he was President and Chief Administrative Officer of Flagstar Bank, and for a number of years Executive Vice President of Retail Banking. Under his leadership, Flagstar consistently delivered solid results, underpinned by careful, thoughtful growth and industry-leading risk management.

During his career at Flagstar Bank, he served as head of branch banking, retail product strategy, marketing, communications, internet banking, and branch expansion. He also was in charge of the bank’s technology, operations, and commercial units, and he led the government affairs and community relations initiatives.

Mr. DiNello serves as a board member of St. Joseph Mercy Oakland Hospital – Trinity Health. He is a founding member of the Detroit Sports Organizing Corp. and served as co-chair of the Economic Development Strategy Task Force of the Detroit Metropolitan Affairs Coalition. He is a past director of both the Western Michigan University Foundation and the National Board of Trustees of the Crohn’s & Colitis Foundation where he served on the Executive Committee as Treasurer and as Chairman of the Finance Committee.

He is a recipient of the Honoree Award from the Crohn’s & Colitis Foundation, the Outstanding Alumni Achievement Award from Haworth College of Business, the Distinguished Alumni Award from Western Michigan University, the Humanitarian Award from the Michigan Roundtable for Diversity & Inclusion, the Courage in Leadership Award from the North Oakland (Michigan) NAACP, the Partner in Progress Award from the City of Pontiac, Michigan, the Regional Ambassador Award from the Southeast Michigan Council of Governments, and the Troy Community Champion Award from the Troy Community Foundation. His most recent recognition was the Maverick Award which he received from the Florida Minority Reinvestment Coalition.

Mr. DiNello earned a bachelor’s in business administration degree in accounting from Western Michigan University.

QUALIFICATIONS:
Mr. DiNello’s experience and intimate knowledge of the Company’s business and operations provide the Board specific experience and expertise that are beneficial to the Company and the Bank.

2025 PROXY STATEMENT	59

Director since: 2024 Age: 73 Committees: Audit (Chair) Risk Assessment
Alan Frank

BUSINESS EXPERIENCE:
Mr. Frank is a retired Audit Partner from Deloitte & Touche where he was employed for 40 years. While at Deloitte, Mr. Frank led audit service teams from 1983 to 2012 and the Southern California consumer business and middle market audit practices from 1986 through 2010. He is also a former member of the board and audit committee chairman of OneWest Bank Group LLC and CIT Group Inc. Currently, he is a member of the board and audit committee chairman of Andalusian Credit Company, LLC, a privately held financial services company whose principal business consists of senior secured loans to middle market companies.

Mr. Frank graduated from the University of Southern California with a Bachelor of Science Degree.

QUALIFICATIONS:
Mr. Frank brings significant experience in auditing, mergers and acquisitions, financial reporting matters, initial public offerings and high growth companies to the Company advancing the Board’s objective of maintaining a membership of experienced dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Bank.

60	2025 PROXY STATEMENT

Director since: 2024 Age: 62 Committees: Compensation Executive Nominating and Corp. Governance (Chair)
Steven T. Mnuchin

BUSINESS EXPERIENCE:
Secretary Steven T. Mnuchin serves as the Founder and Managing Partner of Liberty Strategic Capital and chairs the firm’s Investment Committee. Liberty Strategic Capital is a Washington, DC-based private equity firm focused on strategic investments in technology, financial services and fintech, and new forms of content.

In addition to serving as a director of Flagstar Financial, Inc. and its subsidiary, Flagstar Bank, N.A., Secretary Mnuchin currently serves on the boards of directors of Liberty Strategic Capital portfolio companies Cybereason Inc. (since 2021), Satellogic Inc. (since 2022), and Zimperium, Inc. (since 2022). He previously served on the boards of directors of Contrast Security, Inc. (2022-2023) and BlueVoyant, Inc. (2022-2023).

Prior to founding Liberty, Mr. Mnuchin served as the 77th Secretary of the Treasury from February 2017 through January 2021.

As Secretary, Mr. Mnuchin was responsible for leading the U.S. Treasury, whose mission is to maintain a strong economy, foster economic growth, and create job opportunities by promoting the conditions that enable prosperity at home and abroad. He was also responsible for strengthening national security by combating economic threats and protecting the U.S. financial system, as well as managing the U.S. Government’s finances. Mr. Mnuchin also oversaw Cybersecurity for the financial services sector and all Treasury bureaus including the IRS.

Secretary Mnuchin played a pivotal role in shaping and advancing the Administration’s economic agenda, including the passage and implementation of the Tax Cuts and JOBS Act and the CARES Act. He also led the Treasury Department’s regulatory reform efforts. Secretary Mnuchin was chair of the Committee on Foreign Investment in the United States (CFIUS) and was a member of the National Security Council. He was responsible for using economic tools to combat terrorist financing and other threats to the United States and its allies.

Prior to his confirmation, he served as Founder, Chairman, and Chief Executive Officer of Dune Capital Management. He founded OneWest Bank Group LLC and served as its Chairman and Chief Executive Officer until its sale to CIT Group Inc. Earlier in his career, Secretary Mnuchin worked at The Goldman Sachs Group, Inc., where he was a Partner and served as Chief Information Officer, with responsibility for the firm’s global information and technology strategy and operations. He has extensive experience in global financial markets and investments.

Secretary Mnuchin is committed to philanthropic activities and previously served as a member of the board of directors of the Museum of Contemporary Art Los Angeles (MOCA), the Whitney Museum of Art, the Hirshhorn Museum and Sculpture Garden on the National Mall, the UCLA Health System, the New York Presbyterian Hospital, and the Los Angeles Police Foundation.

Secretary Mnuchin was born and raised in New York City. He holds a BA from Yale University.

QUALIFICATIONS:
With his extensive experience in corporate finance, investment banking, technology and government, Secretary Mnuchin brings valuable insight to the Board of the Company in overseeing a wide range of banking, investment, governance, and cybersecurity matters, and furthers the Board’s objective of maintaining a membership of experienced dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Bank.

2025 PROXY STATEMENT	61

Director since: 2024 Age: 67 Committees: Executive (Chair) Technology
Joseph M. Otting

BUSINESS EXPERIENCE:
Mr. Otting serves as President and Chief Executive Officer of the Company and the Bank, having been appointed to this position effective as of April 1, 2024. Additionally, he was named Executive Chairman of the Company and the Bank on June 5, 2024. He became an employee of the Company on March 6, 2024, and he has served as a member of the Boards of the Company and Bank since March 11, 2024.

Mr. Otting is an American businessman and government official having served as the 31st Comptroller of the Currency from November 2017 to 2020. Prior to becoming Comptroller of the Currency, Mr. Otting was an executive in the banking industry. He served as President of CIT Bank and Co-President of CIT Group Inc. from August 2015 to December 2015.

Mr. Otting previously was President, Chief Executive Officer, and a member of the board of directors of OneWest Bank, N.A. Prior to joining OneWest Bank, he served as Vice Chairman of U.S. Bancorp, where he managed the Commercial Banking Group and served on U.S. Bancorp’s Executive Management Committee. He also served as a member of U.S. Bank’s main subsidiary banks’ board of directors.

From 1994 to 2001, Mr. Otting was Executive Vice President and Group Head of Commercial Banking at Union Bank of California. Before joining Union Bank, he held positions in branch management, preferred banking, and commercial lending at Bank of America.

Mr. Otting has played significant roles in charitable and community development organizations. He has served as a board member for the California Chamber of Commerce, the Killebrew-Thompson Memorial Foundation, the Associated Oregon Industries, the Oregon Business Council, the Portland Business Alliance, the Minnesota Chamber of Commerce, and Blue Cross Blue Shield of Oregon. He was also a member of the Financial Services Roundtable, the Los Angeles Chamber of Commerce, and the Board and Executive Committee of the Los Angeles Economic Development Corporation. He currently serves on the Governing Board of Directors of Operation Hope and a board member of OASIS. He is the Chairman of the Board of Andalusian Credit Company and a board member of Talino Labs and Blockchain.

Mr. Otting holds a bachelor of arts in management from the University of Northern Iowa and is a graduate of the School of Credit and Financial Management, which was held at Dartmouth College in Hanover, New Hampshire.

QUALIFICATIONS:
Mr. Otting’s extensive banking, government and regulatory experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Bank.

62	2025 PROXY STATEMENT

Director since: 2022 Age: 64 Committees: Audit Risk Assessment Technology
Jennifer R. Whip

BUSINESS EXPERIENCE:
Ms. Whip is a principal with Cambridge One, LLC, and was a long-time executive with Fannie Mae. In her 26 years with Fannie Mae she held numerous key roles, including leading nationwide single-family business development strategies, managing relationships with some of Fannie’s largest lenders, developing lending solutions to underserved communities, and directing lender management and strategic initiatives for Fannie Mae’s eChannel. At Garrett, McCauley & Co., a consulting firm to the financial services industry, she was part of a team that helped banks and mortgage lenders increase revenues, control costs, and better manage risks. She was a founding member of the Fannie Mae Diversity Advisory Council, an executive sponsor of the INDUS Employee Resource Group at Fannie Mae, an employee resource group for Fannie Mae employees of Indian and Pakistani descent, and a former advisory board member of the Neighborhood Housing Services of New York City. She also currently holds the Certified Mortgage Banker designation from the Mortgage Bankers Association (MBA). She received awards from Fannie Mae for volunteerism, as well as for her support of its Hispanic Networking Group.

QUALIFICATIONS:
Ms. Whip provides broad experience in housing finance, strategic initiatives and risk management, bringing varied perspective to the Board’s oversight over these principal business areas, furthering the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Bank.

2025 PROXY STATEMENT	63

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS AND THEIR BUSINESS EXPERIENCE
George F. Buchanan III. Mr. Buchanan, age 55, joined the Company as Executive Vice President and Chief Risk Officer in March 2024. Prior to joining the Company, Mr. Buchanan spent 13 years at Regions Bank, where he held several roles of escalating responsibility, across various risk disciplines. Most recently, he served in Regions’ credit review area. Prior to this, he spent five years as Chief Risk Officer for Consumer Banking and Wealth Management, with responsibility for all aspects of risk management. Additionally, Mr. Buchanan led numerous areas within the credit division, including commercial, private wealth, small business, and business services. Mr. Buchanan brings over 30 years of financial services-related risk management and credit experience, having previously held roles at First Union, AmSouth Bank, US Bank, and Regions Bank.
Mr. Buchanan is very active in professional and civic activities holding seats on several Boards and Committees. Currently, he serves on the National Board of Directors for the ProSight Financial Association as well as on their RMA Journal Editorial Advisory Board. He is also on the Boards of Directors of Tru Fund Financial Services, Inc., the Harbert College of Business Alumni Council and MBA Advisory Boards for Auburn University, and the Auburn University Graduate Education Development Council.
Previously, he served on numerous Councils and Committees for the Risk Management Association, the Board of Directors for Opera Birmingham, the Advisory Board for the UAB Comprehensive Cancer Center, the Board of the Regions Community Development Corporation, and as Past President and Board Member of the Small Business Financial Exchange. He also was a long-time member of the Consumer Bankers Association Small Business Committee.
Mr. Buchanan holds an MBA in Finance from Auburn University and a Bachelor’s Degree in Business Administration, Marketing from the University of Illinois.
Reginald E. Davis. Mr. Davis, age 61, joined the Company as Senior Executive Vice President and President of Banking on December 1, 2022. In this role, he is responsible for all non-mortgage lending, Government Banking, Treasury Management, strategic alliances, and all of Retail Banking. From April 2020 until the December 2022 Flagstar Bancorp, Inc. merger, Mr. Davis was Executive Vice President and President of Banking at Flagstar Bank F.S.B.
Mr. Davis has 35 years of banking experience, including at SunTrust, now Truist, where he was head of business banking. He also served as President of RBC Bank USA, the U.S. banking division of the Royal Bank of Canada, and as a senior executive and member of the Operating Committee for Wachovia (now Wells Fargo), where he held a number of senior roles. He started his banking career at First Union Bank.
Mr. Davis serves on the board of the Lincoln Financial Group and is a member of the 100 Black Men of Atlanta. Previously, he served as chair of the Morehouse College Dean’s Advisory Board and as a board member of the Atlanta Chamber of Commerce. He also serves as a member of the Board of Directors of the Flagstar Bank Foundation.
His past recognitions include being named by Black Enterprise Magazine as one of the 75 most powerful African Americans in corporate America, and in 2021 by Savoy Magazine in its list of Most Influential Black Corporate Directors.
Kris Gagnon. Mr. Gagnon, age 72, serves as Senior Executive Vice President and Chief Credit Officer of the Company. He brings more than 35 years of banking leadership experience to the team having spent 30 years at Bank of America in various senior leadership roles, including as Enterprise Credit Risk Executive, Chief Risk Officer of the Global Corporate and Commercial Bank, and Chief Credit Officer for the Commercial Banking, Leasing and Global Treasury Services Division. Following those roles, Mr. Gagnon served as Chief Credit Officer at Banc of California from 2018 to 2020 and at CIT Bank (formerly OneWest Bank) from 2011 to 2017, as well as various credit risk related leadership roles since 1981.
Mr. Gagnon also serves as Chairman of the Investment Committee of Andalusian Credit Company.
Bryan Marx. Mr. Marx, age 49, joined the Company as Executive Vice President and Chief Accounting Officer in connection with the completion of the Company’s acquisition of Flagstar Bancorp, Inc. on December 1, 2022. From

64	2025 PROXY STATEMENT

2013 to November 30, 2022, Mr. Marx served as Chief Accounting Officer of Flagstar. Prior to joining Flagstar, he was in public accounting for 15 years, most recently with PricewaterhouseCoopers LLP as a senior manager in their Banking and Capital Markets practice working with clients in the Detroit area and overseas.
Mr. Marx currently serves on the board of Boys Hope Girls Hope Detroit, an organization centered on cultivating youth empowerment through the foundation of education and holistic support, and serves as the chairperson of the finance committee.
Mr. Marx graduated from Michigan State University with a Bachelor of Arts degree in accounting and previously served on the Michigan State University Accounting and Information Systems External Advisory Board. He is also a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants.
Bao Nguyen. Mr. Nguyen, age 43, joined the Company as Senior Executive Vice President, General Counsel and Chief of Staff on April 12, 2024. Mr. Nguyen brings more than 15 years of experience as a financial services attorney. Prior to joining Flagstar, he was a Partner with Skadden, Arps, Slate, Meagher & Flom LLP where he advised global and regional financial institutions, fintech and digital asset companies and private equity firms on the regulatory aspects of complex transactions, charters, compliance matters and enforcement issues. Prior to joining Skadden, he held senior positions with the Office of the Comptroller of the Currency (OCC), including as Acting Chief Counsel and, most recently, as Principal Deputy Chief Counsel. During his time at the OCC, he also served as Acting Chief of Staff and Senior Advisor at the Federal Housing Finance Agency.
Earlier in his career, Mr. Nguyen held senior roles at the Board of Governors of the Federal Reserve System, and as a Banking Fellow in the U.S. Senate, negotiating key reforms to the U.S. regulatory framework as part of the Dodd-Frank Act.
Mr. Nguyen graduated from North Carolina State University with a Bachelor of Arts in History and a law degree from UNC-Chapel Hill School of Law.
Richard Raffetto. Mr. Raffetto, age 56, serves as Senior Executive Vice President and President of Flagstar Bank's Commercial & Private Banking businesses. In this role, Mr. Raffetto oversees all of Flagstar's commercial banking, corporate banking and private banking activities, including related product groups. Mr. Raffetto joined Flagstar in July 2024 after more than thirty years in banking and over twenty years in increasingly senior and executive leadership positions. From 2020 to 2024, Mr. Raffetto served as president and a director of City National Bank, the U.S. commercial and private banking subsidiary of Royal Bank of Canada. He most recently led CNB's commercial lines of business and products, including its leasing, treasury management, commercial cards and capital markets units. Prior, Mr. Raffetto spent approximately 13 years at U.S. Bank as an executive vice president in its commercial and corporate banking organization and 14 years at BNY Mellon in its corporate banking client management unit.
Mr. Raffetto holds an MBA in Finance from NYU's Stern School of Business and a BS in Finance from the University of Pennsylvania's Wharton School of Business.
Scott P. Shepherd. Mr. Shepherd, age 61, joined the Company as Senior Executive Vice President and President of Commercial Real Estate Banking on April 15, 2024. Mr. Shepherd is a senior executive with a more than 20-year track record building and leading teams in commercial real estate, creating value through lending, debt restructuring, workouts and acquisitions. Most recently, he served as Managing Director, The Ruth Group, a commercial real estate investor and operator, where he focused on securing debt and equity financing to acquire value-add office and industrial conversion properties and complex restructurings. Prior to that he founded Archbell Capital, a commercial real estate bridge lender focused on institutional quality deal sponsors across property types.
Mr. Shepherd also spent six years at OneWest Bank where he was the Head of the Commercial Real Estate Group. While there, he launched a CRE lending business that originated over $3.5 billion in loan commitments and led workouts of $2 billion of acquired loans. He started his real estate finance career at Goldman Sachs, where he was an investment banker for ten years.
Mr. Shepherd graduated from Northwestern University with a Bachelor of Arts degree in economics and holds an MBA in management from the Wharton School of the University of Pennsylvania.

2025 PROXY STATEMENT	65

Lee M. Smith. Mr. Smith, age 49, has served as Senior Executive Vice President and Chief Financial Officer (CFO) of the Company and its bank subsidiary, Flagstar Bank, N.A., since December 28, 2024. Prior he served as Senior Executive Vice and President of Mortgage from December 1, 2022, to December 27, 2024. In the CFO this role, he is responsible for financial aspects of the Bank including strategy, balance sheet and liquidity management and cost optimization. He is also responsible for the Bank’s mortgage businesses, Community Reinvestment Act matters and the Office of Corporate Responsibility including ESG, DEI and the Flagstar Foundation.
Mr. Smith joined Flagstar in 2013 as Executive Vice President and Chief Operating Officer and held that position until his appointment as head of Mortgage. As COO, he played an integral role in the turnaround of Flagstar in addition to his responsibilities for several key business units – including shared services, banking operations, mortgage operations and mortgage servicing – as well as leading Bank strategy, balance sheet and cost optimization, and mergers and acquisitions.
Prior to joining Flagstar, Mr. Smith was a partner with MatlinPatterson Global Advisers LLC, a private equity fund based in New York, where he managed a number of portfolio companies across a multitude of industries and sat on various boards. Earlier in his career, he was a senior director at Zolfo Cooper LLC, an advisory and interim management firm. Additionally, he served as a vice president in Ernst & Young’s national restructuring group in both New York and the United Kingdom.
Mr. Smith serves on the board of trustees of Cranbrook Schools and sits on both the finance and audit committees of the board of governors and is chairman of the Cranbrook Institute of Science. He is also chairman of the Detroit Local Initiatives Support Corporation, which is dedicated to revitalizing distressed neighborhoods and communities in Detroit and is part of the national LISC network. He is a member of the Institute of Chartered Accountants in England and Wales.
DIRECTOR SUCCESSION
The Nominating and Corporate Governance Committee periodically reviews with the Board the skills and characteristics appropriate for Board members. The Board seeks differences in its members with respect to background, skills and expertise, industry knowledge, and experience. In accordance with our Company’s Bylaws, an individual may not be elected, appointed, or nominated as a Director after December 31st of the year in which an individual attains the age of 75, provided, however, that the Board, by written resolution approved by a majority of the disinterested members of the whole Board, may exclude an incumbent director from such age limitation. The members of the Board are the same members of the Bank’s Board of Directors, each of whom is elected annually by the Board. The Bank’s Bylaws also provide the same age limitation considerations as our Bylaws and, as a result, the Nominating and Corporate Governance Committee of the Bank’s Board discusses and considers such age limitation of all incumbent members each year. In addition, in connection with the March 2024 capital raise transaction, pursuant to their respective Investment Agreements, the Liberty Investors have the right to nominate two representatives to be elected to the Board and the Reverence Investors have the right to nominate one representative to be elected to the Board. The Liberty Investors nominated Steven T. Mnuchin and Brian R. Callanan, and the Reverence Investors nominated Milton Berlinski as their director representative.
DIRECTOR COMPENSATION
2024 was a year of significant transition for our Board. The turnover in Board membership resulted in changes to the composition of key Board committees as new members were appointed to committees that were consistent with their background and experience. For 2024, the Board retained the basic structure of the existing director compensation program as in existence prior to March 2024 while committing to annual review and benchmarking of the program to ensure consistency with the design features and compensation levels at peer companies and with industry best practices.

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Our Approach to Director Compensation
We compensate our directors with the following objectives in mind:
•
The level of director compensation should recognize the significant amount of work expected from a director at an institution the size of the Company, taking into account the time commitment necessary to prepare for meetings that cover complex strategic and operational matters and the duration and frequency of such meetings.

•
Director compensation should include a meaningful equity component that helps align the interests of directors with our shareholders and directors are encouraged to retain equity through stock ownership guidelines, subject to regulatory and compliance limitations.

•	The structure of the program must be transparent to shareholders so they can understand the business reasons for specific director compensation decisions.
•	The program is designed to ensure that director independence is not compromised by excessive compensation levels.
Our directors fulfill a critical oversight role for the Company, in part through their service on Board committees that have been assigned specific functional responsibilities. The level of engagement of our directors reflects a keen awareness of their responsibilities as directors of a publicly traded financial institution that operates within a complex business and regulatory environment. The Company and Bank Audit, Risk Assessment, Compensation and other Committees meet frequently to ensure appropriate oversight of the areas that fall within the scope of their respective charters. Given the complexity of the matters considered by these committees, each meeting represents a substantial time commitment for committee members, requiring significant preparation in advance to facilitate an understanding of items on the meeting agenda. In addition to committee service, directors are expected to prepare for and attend regularly scheduled board meetings that requires significant preparation.
Director Compensation Review
The Compensation Committee monitors changes in the structure of director pay programs industry-wide and among our peers as part of the Committee’s annual review of director compensation. The Committee’s review, with assistance by its independent consultant, is designed to identify and incorporate best practices while ensuring that the program is aligned with our director pay objectives. The Committee considers the cost of the director compensation program on an individual director basis and on an aggregate basis. To maintain consistency with peer group practices, the Committee has maintained a balanced mix of cash retainers and equity compensation for directors.
2024 Director Compensation
In 2024, each non-employee director received an annual retainer of $75,000 for service on the Board. The Board’s Non-Executive Chairman received an annual retainer of $250,000 and the Board’s Lead Independent/Presiding Director received an annual retainer of $52,500 in addition to the $75,000 annual retainer paid to non-employee directors. Each non-employee director also receives equity compensation in the form of a restricted stock award with a one-year vest.
The table below shows the 2024 retainer schedule for Board committee service:

BOARD COMMITTEE	CHAIR ($)	MEMBER ($)
Audit	$35,000	$15,000
Compensation	20,000	10,000
Nominating and Corporate Governance	20,000	7,500
Risk Assessment	35,000	15,000
Technology	20,000	7,500

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The following table provides details of the 2024 compensation received by all individuals who served as non-employee directors of the Company for Board and Board committee service, including certain directors who terminated service during 2024.

NON-EMPLOYEE DIRECTORS[1]	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS[2] ($)	ALL OTHER COMPENSATION[3] ($)	TOTAL ($)
Milton Berlinski[4]	97,978	104,779	—	202,757
Brian R. Callanan[5]	3,279	5,682	—	8,961
Alessandro P. DiNello	159,310[6]	149,999	976	310,285
Alan Frank	113,101	201,926	—	315,027
Marshall Lux	127,152	126,438	748	254,338
Steven T. Mnuchin[7]	135,860	104,779	—	240,639
Allen C. Puwalski	126,776	204,772	—	331,548
Jennifer R. Whip	120,157	126,438	748	247,343
Thomas R. Cangemi	4,529	—	—	4,529
James C. Carpenter	23,429	115,005	748	139,182
Hanif Dahya	29,836	115,005	913	145,754
Leslie Dunn	22,794	115,005	814	138,613
Toan C. Huynh	9,590	115,005	748	125,343
Lawrence Rosano	22,309	115,005	814	138,128
Ronald A. Rosenfeld	21,824	115,005	814	137,643
Lawrence J. Savarese	25,635	115,005	913	141,553
Peter Schoels	97,787	126,438	748	224,973
David L. Treadwell	31,551	115,005	748	147,304
Robert Wann	18,914	115,005	748	134,667

(1)
Ms. Huynh resigned from the Board on February 6, 2024. Mr. Dahya resigned from the Board on February 25, 2024. Mr. Cangemi served as a non-employee director for a brief period following his resignation as the Company's Chief Executive Officer, and he resigned from the Board on March 11, 2024. Messrs. Carpenter, Rosano, Rosenfeld, Wann, and Ms. Dunn resigned from the Board on March 11, 2024. Mr. Savarese resigned from the Board on March 13, 2024. Mr. Treadwell resigned from the Board on March 19, 2024. Mr. Schoels resigned from the Board on October 24, 2024.

(2)
Represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. The awards were made in the form of restricted stock or restricted stock units vesting on the first anniversary of the grant date.

(3)	The All Other Compensation column includes dividends paid with respect to equity awards.
(4)	Mr. Berlinski was designated as a director by Reverence Capital Partners LP, and director compensation received by Mr. Berlinski for Board service was assigned to Reverence Capital.
(5)
Mr. Callanan, who joined the Board on December 16, 2024, was designated as a director by Liberty 77 Capital L.P., and director compensation received by Mr. Callanan for Board service was assigned to Liberty 77 Capital.

(6)
Includes retainers paid while serving as Board Chairman through June 4, 2024. Mr. DiNello also received separate compensation for the period in which he served as Executive Chairman, President and Chief Executive Officer. See Summary Compensation Table for additional information.

(7)	Mr. Mnuchin was designated as a director by Liberty 77 Capital L.P., and director compensation received by Mr. Mnuchin for Board service was assigned to Liberty 77 Capital.
Director Stock Ownership Guidelines. Our directors are subject to stock ownership guidelines that require them to hold Company stock with a value equal to five times their annual cash board retainer. All non-employee directors are either in compliance with this requirement or within the five-year phase-in period applicable to new directors.
Director Benefits. The Company provides limited life insurance coverage for directors.

68	2025 PROXY STATEMENT

Director Equity Compensation. Directors participate in the Company’s equity compensation program and such awards are an integral part of each director’s annual compensation.
Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company. No executive officer of the Company or the Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company.
TRANSACTIONS WITH CERTAIN RELATED PERSONS
The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms (including interest rates and collateral) and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons. Furthermore, they must not involve more than the normal risk of repayment or present other unfavorable features. Accordingly, the Bank, from time to time, has made and may continue to make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership interest (or, in the case of directors, a management interest), provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business; do not involve a more than normal risk of collectability, or present other unfavorable features; and are made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons.
In accordance with prior written Company policies, the Board of Directors has reviewed a summary of any and all such transactions the Company has entered or may enter into with its directors and executive officers (and their immediate family members) and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved.
The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceeds the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000), and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.
Pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest (financial or otherwise) which could materially conflict with an executive officer’s or director’s performance, or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.
March 2024 Capital Raise Transaction. On March 7, 2024, the Company entered into separate investment agreements with (a) the Liberty Investors, (b) the Hudson Bay Investors, (c) the Reverence Investors and (d) Other Investors. On March 11, 2024, the Company entered into separate amendments to the Original Investment Agreements with the Liberty Investors, the Hudson Bay Investors and the Reverence Investors. Steven T. Mnuchin is the Founder and Managing Director of Liberty Strategic Capital, the parent company of the Liberty Investors, and Brian R. Callanan is Managing Director and General Counsel of Liberty Strategic. Milton Berlinski is the Co-Founder of Reverence Capital Partners, L.P.
Pursuant to the Investment Agreements, on the terms and subject to the conditions set forth therein, at the Closing, the Investors invested an aggregate of approximately $1.05 billion in the Company for the sale and issuance of: (a) 76,630,965 shares of Common Stock (which was subsequently reduced by the July 2024 reverse stock split), at a purchase price per share of $2.00; (b) 192,062 shares of Series B Preferred Stock, at a price per share of $2,000 and each share of which is currently convertible into 333.3333 shares of Common Stock (or, in certain limited circumstances, one share of Series C Preferred Stock ); (c) 256,307 shares of Series C Preferred Stock, at a price per

2025 PROXY STATEMENT	69

share of $2,000; all of which shares of Series C Preferred Stock were subsequently converted into approximately 256 million shares of Common Stock (which was subsequently reduced by the July 2024 reverse stock split); and (d) the Issued Warrants, which were not exercisable for 180 days after the Closing, affording the holder thereof the right, until the seven-year anniversary of the issuance of such Issued Warrant, to purchase for $2,500 per share, as adjusted, shares of the Series D NVCE Stock. Each share of Series D NVCE Stock is convertible into 333.3333 shares of Common Stock, and all of which shares of Series D NVCE Stock, upon issuance, will represent the right (on an as converted basis) to receive approximately 105 million shares of Common Stock after giving effect to the July 2024 reverse stock split.
At the Closing, the Liberty Investors became entitled to nominate two representatives to be elected to the Board of Directors, so long as the Liberty Investors and its affiliates beneficially own at least the lesser of (i) 2.5% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 25% of the shares of Common Stock (on an as-converted basis) that the Liberty Investors beneficially owned immediately following the Closing. The Liberty Investors have nominated Steven T. Mnuchin and Brian R. Callanan as their two director representatives.
At the Closing, the Reverence Investors became entitled to nominate one representative to be elected to the Board of Directors, so long as the Reverence Investors and their affiliates beneficially own at least the lesser of (i) 2.5% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 25% of the shares of Common Stock (on an as-converted basis) that the Reverence Investors beneficially owned immediately following the Closing. The Reverence Investors have nominated Milton Berlinski as their director representative.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Delinquent Section 16(a) Reports. Based solely on its review of copies of the reports of ownership furnished to the Company, or any written representations received by the Company that no other reports were required, the Company believes that during the 2024 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s securities, except that Mr. Thomas Borruso while acting as an Interim Chief Risk Officer was one day late filing his Form 3, and Mr. R. Patrick Quinn our former EVP, General Counsel and Corporate Secretary failed to timely file a Form 4 to report one transaction that was subsequently reported on a Form 5 on February 10, 2025.

70	2025 PROXY STATEMENT

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Bank and the Company for the year ending December 31, 2025, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the

The board of directors recommends that you vote “for” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the company.

opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting. If the ratification and appointment of the independent registered public accounting firm is not approved by shareholders at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, even if the ratification of the independent registered public accounting firm is approved by shareholders at the Annual Meeting, the Audit Committee may also consider and appoint other independent registered public accounting firms in the future if it determines that such appointment is in the best interests of the Company and its shareholders.
Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.
The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2024, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.
VOTE REQUIRED FOR APPROVAL
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the proposal to ratify the appointment of the Company’s independent registered public accounting firm. You may vote “For,” “Against,” or “Abstain” from voting on this Proposal. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

2025 PROXY STATEMENT	71

AUDIT COMMITTEE REPORT TO SHAREHOLDERS
The Audit Committee of the Company’s Board of Directors is composed of Messrs. Frank (Chair), Callanan, Puwalski, and Ms. Whip, all of whom are non-employee, independent directors, and operates in such role under a written charter adopted by the Board of Directors.
The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements to GAAP. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
Management has discussed with and represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the KPMG representatives, including with respect to matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301) and detailed discussion of the firm’s evaluation and conclusions about significant and critical accounting policies and practices, critical accounting estimates, significant unusual transactions, and the Company’s financial reports.
In addition, the Audit Committee has received from KPMG written disclosures regarding its independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm in 2024 were compatible with its independence.
The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal control over financial reporting, the overall quality of the Company’s financial reporting process, and the overall scope and plans for its 2025 audit.
In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s financial statements to GAAP, and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact independent.
On the basis of the foregoing, the Audit Committee, by vote of the Audit Committee Chairman Frank, Messrs. Callanan and Puwalski, and Ms. Whip, approved and recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

72	2025 PROXY STATEMENT

In reliance on the reviews, discussions and recommendations referred to above, the Board of Directors approved that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025. As of the date of this proxy statement, the Audit Committee now consists of the following members:
The Audit Committee
Alan Frank, Chair
Brian R. Callanan
Allen C. Puwalski
Jennifer R. Whip
AUDIT AND NON-AUDIT FEES
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal years 2024 and 2023, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal years 2024 and 2023.

YEAR ENDED
	2024	2023
Audit Fees	$9,827,000(1)(2)(3)(4)(5)	$9,927,000(1)(2)(3)
Audit-Related Fees	$561,290(6)	473,300(6)
Tax Fees	—	—
All Other Fees	—	—

(1)
Includes fees for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s annual and quarterly reports to shareholders on SEC Form 10-K and Form 10-Q (including services relating to the audit of internal controls over financial reporting).

(2)	Includes fees for professional services rendered in connection with the issuance of consents and comfort letters for the Company’s SEC filings completed in 2024.
(3)	Includes fees for professional services rendered for the audit of the consolidated financial statements of the Bank’s wholly owned broker-dealer subsidiary, Flagstar Advisors, Inc.
(4)	Includes fees for professional services rendered in connection with the audit of the statement of assets acquired and liabilities assumed from Signature Bridge Bank, N.A. as of March 20, 2023.
(5)	Includes fees for professional services rendered in connection with the audit of the abbreviated financial statements of the mortgage servicing business of Flagstar Bank, N.A.
(6)
Includes fees billed for professional services rendered in connection with audits of the Company’s stock ownership, employee benefit, and retirement plans’ financial statements, and compliance with U.S. Department of Housing and Urban Development-assisted programs.

2025 PROXY STATEMENT	73

Proposal 3: Advisory Vote on Approval of Compensation of the Company’s Named Executive Officers
As required under Section 14A of the Securities Exchange Act of 1934 as amended, we provide our shareholders with the opportunity to express their views, on a non-binding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. The Board has determined that shareholders should be provided with this opportunity on an annual basis. This vote, which is often referred to as the “say-on-pay” vote, provides shareholders with the opportunity to endorse or not endorse the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and Section 14A of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Compensation Committee annually reviews our executive compensation program to ensure that the program demonstrates a proper alignment of pay and performance, operates within a framework of sound governance and is consistent with industry best practices. As described more fully in the Compensation Discussion and Analysis, our executive compensation

The board of directors unanimously recommends that shareholders vote “for” approval of the compensation of our named executive officers program is structured (i) to align of the interests of executives with the interests of our shareholders; (ii) to attract, retain and motivate an effective executive team; (iii) to provide a direct link between pay opportunities and financial results over the short-and long-term; and (iv) to reduce incentives for unnecessary and excessive risk-taking. The Board of Directors strongly endorses the Company’s executive compensation practices and asks shareholders to approve the “say-on-pay” resolution.
Because your vote on this Proposal is an advisory vote, it is not binding on the Board or the Compensation Committee. However, shareholders should be assured that the Compensation Committee will evaluate the vote of our shareholders on this Proposal when determining the nature and scope of future executive compensation programs.
VOTE REQUIRED FOR APPROVAL
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be deemed to be approval by the shareholders of Proposal 3. You may vote “For,” “Against,” or “Abstain” from voting on this Proposal. Abstentions and broker non-votes have no effect on the outcome of this Proposal. Your vote on Proposal 3 is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote.

74	2025 PROXY STATEMENT

Information about our Annual Meeting and Solicitation of Proxies
WHY AM I BEING PROVIDED THIS PROXY STATEMENT?
This proxy statement summarizes information you need to know in order to vote at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/FLG2025 on June 4, 2025, at 10:00 a.m. Eastern Daylight Time. This proxy statement is being sent to you because the Board of Directors (the “Board of Directors” or “Board”) of the Company is soliciting your proxy to vote your shares of common stock of the Company (the “Common Stock”) at the Annual Meeting. On or about April 25, 2025, the proxy statement and proxy materials, or a notice advising how to access these documents online, will be sent to shareholders of record as of April 7, 2025. The 2024 Annual Report to Shareholders, which includes the Annual Report on Form 10-K featuring the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, accompanies this proxy statement.
WHAT IS A PROXY?
A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. One or more of the Company’s directors will serve as the designated proxy to cast the votes submitted by the Company’s shareholders at the Annual Meeting.
WHAT IS A PROXY STATEMENT?
It is a document that the Company is required to give you, or provide you with access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when asking you to designate proxies to vote your shares of the Common Stock at a meeting of shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and the rules of the NYSE.
ON WHAT MATTERS ARE THE SHAREHOLDERS OF RECORD VOTING?
The shareholders of record will vote on the following proposals:
Proposal 1: Election of Directors. In Proposal 1, three director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. Directors are elected by a majority of the votes cast at the Annual Meeting, meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee, with broker non-votes and abstentions not counted as a vote cast either “FOR” or “AGAINST” that nominee. Shares not voted will have no impact on the election of directors. A properly executed proxy marked “FOR ALL” of the three nominees for director will be voted for each of the nominees, unless you mark the proxy card, or select the corresponding option in the electronic form, “WITHHOLD ALL” or “FOR ALL EXCEPT.” Marking the proxy card, or selecting the corresponding option in the electronic form, “WITHHOLD ALL” will withhold your vote as to all nominees for director. Marking the proxy card, or selecting the corresponding option in the electronic form, “FOR ALL EXCEPT” will direct that your shares be voted for all nominees except that your shares will be withheld as to any nominees you may specify.
Proposal 2: Ratification of Auditors. The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve Proposal 2, a proposal to ratify the reappointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025. As to the ratification of the independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the card, or select the corresponding option in the electronic form, to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected, and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

2025 PROXY STATEMENT	75

Proposal 3: Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer Compensation. As to the advisory approval of the 2024 Named Executive Officer compensation, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the card, or select the corresponding option in the electronic form, to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal. To approve Proposal 3, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented. Your vote on Proposal 3 is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote.
As discussed below, under NYSE Rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on any non-routine proposal (Proposals 1 and 3) without your specific instructions.
WHO MAY VOTE AND WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?
The close of business on April 7, 2025, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.
In order to conduct the Annual Meeting, shareholders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the Annual Meeting will be considered part of the quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjourned Annual Meeting. Abstentions will be counted as being present and entitled to vote for purposes of determining a quorum. Broker “non-votes” are counted as being present and entitled to vote for purposes of determining a quorum only for routine matters. In the event that there are not sufficient shares present for a quorum or votes to approve or ratify any management proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
HOW MANY VOTES DO I HAVE?
The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below and under the caption “Who may vote and what constitutes a quorum at the annual meeting?” above. There is no cumulative voting for the election of directors (in a cumulative voting system, each shareholder would be entitled to one vote per share multiplied by the number of directors to be elected). The total number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 415,074,297.
HOW DO I VOTE?
A shareholder may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FLG2025 and completing a ballot while the polls are open. You will need the control number printed on your proxy card, voting instruction form, or notice. A shareholder may also vote in advance of the Annual Meeting by using a proxy to authorize a proxy to vote on his or her behalf. There are three ways to use a proxy:

Mail: If you received your proxy materials by mail, you may vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You are urged to indicate your votes in the spaces provided on the proxy card.

Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.
Telephone: You may call toll free at 1-800-690-6903 and follow the instructions on the proxy card or on the Notice of Internet Availability.

76	2025 PROXY STATEMENT

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and allow shareholders to provide their voting instructions and confirm that the instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the proxy card for the Annual Meeting.
The Company encourages shareholders to take advantage of the options to vote using the Internet or by telephone. Voting in this manner will result in cost savings for the Company.
Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
WHEN IS MY VOTE REQUIRED?
The following table indicates the date and times for voting deadlines in connection with the proposals for this year’s annual meeting:

IF YOU ARE:	AND YOU ARE VOTING BY:	YOUR VOTE MUST BE RECEIVED:
A shareholder of record	Mail	Prior to the Meeting Date, no later than June 3, 2025
	Internet, mobile device, or telephone	By 11:59 P.M. ET on June 3, 2025
A street name holder	Mail	Prior to the Meeting Date, no later than June 3, 2025
	Internet, mobile device, or telephone	By 11:59 P.M. ET on June 3, 2025
A participant in Company Benefit Plans	Internet, mobile device, or telephone	By 11:59 P.M. ET on May 28, 2025

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.
WHAT IS A BROKER NON-VOTE?
If you hold your shares in “street name” (i.e., through a broker, bank, or other nominee), it is critical that you cast your vote if you want it to count for various proposals. SEC regulations currently prohibit brokers or nominees to vote your uninstructed shares in the election of directors or certain other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1), or with respect to the proposal to approve, on a non-binding advisory basis, the Company’s named executive officer compensation (Proposal 3), no votes will be cast on your behalf with respect to these matters. These uncast “votes” are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).
WHAT EFFECT DO BROKER NON-VOTES AND ABSTENTIONS HAVE?
A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1 and 3) because your broker does not have your authority to vote on that proposal and has not received specific voting instructions from you.
Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal. However, when a proposal requires the affirmative vote of a percentage of the Company’s outstanding shares entitled to vote in order to be approved, a broker non-vote will have the same effect as a vote against the proposal.
If you abstain from voting on Proposals 1 and 3, your vote will be counted as present for determining whether a quorum exists. Please see the proposals above for the effect that abstentions may have on the voting outcome for that proposal.

2025 PROXY STATEMENT	77

WHAT IF I SIGN AND DATE MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If you are a shareholder of record and do not provide voting directions, signed and dated proxy cards will be voted as follows:
•	FOR the election of each of the nominees for director named in this proxy statement;
•	FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2025; and
•	FOR approval of the Named Executive Officer compensation.
Other than the matters listed on the attached Notice of 2025 Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holder discretionary authority to vote the shares represented by the proxy in accordance with his or her best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.
MAY I REVOKE MY PROXY?
A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself constitute revocation of your proxy.
WHO PAYS THE COSTS OF SOLICITING PROXIES?
The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, a proxy solicitation firm, Alliance Advisors LLC, will assist the Company in soliciting proxies for the Annual Meeting and will be paid fees of $9,000, plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiary, Flagstar Bank, N.A., without receipt of additional compensation.
The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.
If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank to do so.
WHAT IS THE ADMISSION POLICY FOR THE ANNUAL MEETING?
Attendance at the Annual Meeting is limited to:
(1)	shareholders of record of Common Stock;
(2)	beneficial holders of Common Stock; and
(3)	authorized representatives of entities who are beneficial holders of Common Stock.
You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FLG2025. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time. We encourage you to access the virtual meeting prior to the start time. Online check-in will begin at 9:00 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

78	2025 PROXY STATEMENT

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available beginning at 9:30 a.m. Eastern Daylight Time on June 4, 2025, and will remain available until the Annual Meeting has ended.
WHAT IS THE LIMIT ON VOTING SECURITIES?
As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.
At the Company’s 2024 annual meeting of shareholders, shareholders approved a proposal that waived the application of the Limit with respect to the Liberty Investors and the Reverence Investors and their applicable affiliates. The waiver does not apply to any other Company shareholder other than the Liberty Investors and the Reverence Investors and their applicable affiliates.
WHO WILL TABULATE VOTES?
Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employe by, or be directors of, the Company or any of its affiliates.

2025 PROXY STATEMENT	79

Benefit Plan Voting
Active employee-participants in the Company benefit plans who hold Common Stock will receive an e-mail that contains a link to this proxy statement, along with procedures to follow in order to vote the shares of Common Stock credited to each participant’s account under the Company benefit plans and the shares of Common Stock (if any) held independent of the Company benefit plans. Retired and inactive employee-participants will receive their proxy materials via U.S. mail. Benefit plan voting instructions will be delivered to the trustee for the Company benefit plans and the shares will be voted as directed by participants. Shares for which no voting instructions are provided or are not timely received by the Company will be voted by the trustee for the Company’s tax-qualified plans holding Common Stock in the same proportion as the voting instructions the trustee receives from other participants or, in the case of the Company’s equity incentive plans, as directed by the Company. In addition, active employee-participants in Flagstar benefit plans who hold Common Stock of the Company through such Flagstar benefit plans will also receive an e-mail that contains a link to this proxy statement and instructions on how to vote such shares of Company Common Stock. Retired and inactive employee-participants in such Flagstar benefit plans will receive their proxy materials via U.S. mail. Benefit plan voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on May 28, 2025.

80	2025 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners
The following table sets forth information as to those persons or entities known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date. Other than those persons or entities listed below, the Company is not aware of any person or entity or group that beneficially owned more than 5% of the Common Stock as of that date.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	33,959,600(1)	8.18%
Hudson Bay Capital Management LP Sander Gerber 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	41,416,544(2)	9.98%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	30,982,752(3)	7.46%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114	23,115,141(4)	5.57%
Liberty 77 Capital L.P. Liberty Strategic Capital (CEN) Holdings, LLC Liberty 77 Capital Partners L.P. Liberty Capital L.L.C. STM Partners LLC Steven T. Mnuchin 2099 Pennsylvania Ave NW Washington, D.C. 20006	74,999,994(5)	18.07%
RCP Eagle Holdings L.P. RCP Eagle Holdings GP LLC RCP GenPar HoldCo LLC 590 Madison Avenue, 29th Floor New York, NY 10022	33,333,438(6)	8.03%

(1)	Based solely on information filed in a Schedule 13G/A with the SEC on April 17, 2025.
(2)	Based solely on information filed in a Schedule 13G with the SEC on November 8, 2024.
(3)	Based solely on information filed in a Schedule 13G/A with the SEC on November 12, 2024.
(4)	Based solely on information filed in a Schedule 13G with the SEC on February 5, 2025.
(5)	Based upon information filed in a Schedule 13D/A with the SEC on September 24, 2024, and in a Form 4 filed with the SEC on March 31, 2025.
(6)	Based solely on information filed in a Schedule 13D/A with the SEC on August 13, 2024.

2025 PROXY STATEMENT	81

Additional Information
SHAREHOLDER PROPOSALS
To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2026, a shareholder proposal must be received by the Corporate Secretary of the Company, at 102 Duffy Avenue, Hicksville, NY 11801, no later than December 26, 2025. If such annual meeting is held on a date more than 30 days from June 4, 2026, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.
PROXY ACCESS NOMINATIONS
Any shareholder (or group of no more than 20 shareholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws who wishes to nominate a candidate or candidates for election for up to 20% of our Board and to require the Company to include such nominee(s) in our 2026 proxy statement, must submit such nomination and request by no earlier than November 26, 2025 nor later than December 26, 2025. The nomination and supporting materials must also comply with the requirements set forth in our Bylaws for inclusion of director nominees in the proxy statement. In addition to the requirements set above, to comply with the universal proxy rules for our 2026 annual meeting of shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2026.
NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to our Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a meeting of shareholders. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.
ATTENDANCE AT THE ANNUAL MEETING
The 2025 Annual Meeting of Shareholders will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/FLG2025. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/FLG2025. We will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available beginning at 9:30 a.m. Eastern Daylight Time on June 4, 2025, and will remain available until the meeting has ended.

82	2025 PROXY STATEMENT

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted before or during the Annual Meeting that are pertinent to the Company and the meeting matters, as time permits. Questions that are substantially similar may be grouped and answered once to avoid repetition and allow time for additional question topics. Shareholder questions related to personal or customer-related matters, which are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.
You will be able to submit written questions prior to the 2025 Annual Meeting through www.proxyvote.com or during the Annual Meeting through the Annual Meeting Website at www.virtualshareholdermeeting.com/FLG2025. You will need the 16-digit control number found on your proxy card or the instructions that accompany your proxy materials in order to submit questions through these websites. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to submit questions.
OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING
The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.
Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.
ONLINE DELIVERY OF PROXY AND OTHER MATERIALS
We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also reducing the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.
Since April 25, 2025, the proxy materials for the 2025 Annual Meeting (which include the 2024 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2024 Annual Report to Shareholders and the Notice of 2025 Annual Meeting of Shareholders and Proxy Statement on the Investor Relations portion of our Company website, www.flagstar.com.
We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to reduce expenses and thus add to shareholder value. Other benefits of this service include:
•
Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

•	Enjoying easier access to convenient online voting; and
•	Eliminating bulky paper documents from your personal files.

2025 PROXY STATEMENT	83

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.
If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.flagstar.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@flagstar.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.
If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Computershare, Inc. by phone at (866) 293-6077, by mail at P.O. Box 43078, Providence, RI 02940-3078, or online at www.computershare.com/investor. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.
If, on the other hand, you are a shareholder of record sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Computershare, Inc. at the number or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding, among other things: (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to achieve profitability goals within projected timeframes and to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed in December 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, which was completed in March 2023, and our ability to fully and timely implement and maintain the risk management programs institutions greater than $100 billion in assets must maintain; (h) the impact of the $1.05 billion capital raise we completed in March 2024; (i) our previously disclosed material weaknesses in internal control over financial reporting; (j) the conversion or exchange of shares of the Company’s preferred stock; (k) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (l) the availability of equity and dilution of existing equity holders associated with future equity awards and stock issuances; (m) the effects of the reverse stock split we effected in July 2024; and (n) the sale of our mortgage business and mortgage warehouse business which was completed in 2024.
Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “confident,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake,

84	2025 PROXY STATEMENT

to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.
Our forward‐looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; our ability to successfully remediate our previously disclosed material weaknesses in internal control over financial reporting; changes in competitive pressures among financial institutions or from non‐financial institutions; changes in legislation, regulations, and policies; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; our ability to fully and timely implement and maintain the risk management programs institutions greater than $100 billion in assets must maintain; the restructuring of our mortgage business; our ability to recognize anticipated cost savings and enhanced efficiencies with respect to our balance sheet and expense reduction strategies; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, civil unrest, international military conflict, terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed in December 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, which was completed in March 2023: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected.
More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10‐K for the year ended December 31, 2024 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC's website, www.sec.gov.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to Flagstar Financial, Inc., Investor Relations Department, 102 Duffy Avenue, Hicksville, New York 11801.

2025 PROXY STATEMENT	85

Flagstar Financial, Inc.

C/O COMPUTERSHARE
480 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is 11:59 p.m. Eastern Daylight Time on May 28, 2025. For all others, the deadline for voting via the Internet is 11:59 p.m. Eastern Daylight Time on June 3, 2025. In either case, please be sure to have your proxy card in hand when you access the website, and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLG2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
You may use any touch-tone phone to vote; just be sure to have your proxy card in hand when you call and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefit plan, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on May 28, 2025. For all others, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on June 3, 2025.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73892-P26471

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLAGSTAR FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brian R. Callanan	☐	☐	☐
1b. Marshall Lux	☐	☐	☐
1c. Allen C. Puwalski	☐	☐	☐

	For	**Against**	**Abstain**
2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Flagstar Financial, Inc. in the fiscal year ending December 31, 2025.	☐	☐	☐
3. An advisory vote to approve, on a non-binding basis, compensation of our named executive officers disclosed in the accompanying proxy statement.	☐	☐	☐

NOTE: If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment.

Please sign **exactly** as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. **All holders must sign**. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

FLAGSTAR FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 4, 2025
10:00 am, Eastern Daylight Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting and Proxy Statement and the Annual Report to Shareholders, including the 2024 Form 10-K, are available at www.proxyvote.com.

V73893-P26471

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

REVOCABLE PROXY
FLAGSTAR FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 4, 2025
10:00 am, Eastern Daylight Time

Except for those shares of Common Stock of the Company held in the plans defined below, the undersigned hereby appoints the Proxy Committee of the Board of Directors of Flagstar Financial, Inc. (the "Company"), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on June 4, 2025, at 10:00 am, Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/FLG2025, and at any and all adjournments thereof, as set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. Except as set forth in the following paragraph, if no such direction is made, this proxy will be voted "FOR" Proposals 1, 2, and 3, in accordance with the Board of Directors' recommendations.

If you hold shares of Common Stock of the Company through the Flagstar Financial, Inc. Employee Savings Plan (the "401(k) Plan"), this proxy card covers all shares for which you have the right to give voting instructions to Empower Trust Company, the trustee for the 401(k) Plan (the "Trustee"). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of Company Common Stock credited to the plan account(s) by 11:59 p.m., Eastern Daylight Time, on May 28, 2025, the Trustee will vote the shares held in the 401(k) Plan in the same proportion as the voting instructions it receives from other participants as of that date and time.

If you have been awarded shares of restricted stock under a Flagstar Financial, Inc. equity-based plan your unvested shares are reflected on this proxy card.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed on the reverse side)